UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

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TECHNIPFMC PLC

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TechnipFMC Proxy Statement 2023

Notice of 2023 Annual General Meeting of Shareholders

TechnipFMC plc

(a public limited company having its registered office at Hadrian House, Wincomblee Road, Newcastle upon Tyne, NE6 3PL, United Kingdom, and incorporated in England and Wales with company number 09909709)

April 28, 2023

April 28, 2023 at 4:00 p.m., London time

Hadrian House, Wincomblee Road, Newcastle upon Tyne, NE6 3PL, United Kingdom

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Proposal	Description
Ordinary Resolutions
1(a) – (i)	Election of Directors: To elect each of our nine director nominees for a term expiring at the Company’s 2024 Annual General Meeting of Shareholders:
	a. Douglas J. Pferdehirt	f. Margareth Øvrum
	b. Claire S. Farley	g. Kay G. Priestly
	c. Eleazar de Carvalho Filho	h. John Yearwood
	d. Robert G. Gwin	i. Sophie Zurquiyah
e. John O’Leary

2	2022 U.S. Say-on-Pay for Named Executive Officers: To approve, as a non-binding advisory resolution, the Company’s named executive officer compensation for the year ended December 31, 2022, as reported in the Company’s Proxy Statement
3	2022 U.K. Directors’ Remuneration Report: To approve, as a non-binding advisory resolution, the Company’s directors’ remuneration report for the year ended December 31, 2022, as reported in the Company’s United Kingdom (“U.K.”) Annual Report and Accounts
4	Receipt of U.K. Annual Report and Accounts: To receive the Company’s audited U.K. accounts for the year ended December 31, 2022, including the reports of the directors and the auditor thereon
5	Ratification of PwC as U.S. Auditor: To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s United States (“U.S.”) independent registered public accounting firm for the year ending December 31, 2023
6	Reappointment of PwC as U.K. Statutory Auditor: To reappoint PwC as the Company’s U.K. statutory auditor under the U.K. Companies Act 2006, to hold office from the conclusion of the 2023 Annual General Meeting of Shareholders until the next annual general meeting of shareholders at which accounts are laid
7	Approval of U.K. Statutory Auditor Fees: To authorize the Board and/or the Audit Committee to determine the remuneration of PwC, in its capacity as the Company’s U.K. statutory auditor for the year ending December 31, 2023
8	Authority to Allot Equity Securities: To authorize the Board to allot equity securities in the Company
Special Resolution
9	Authority to Allot Equity Securities without Pre-emptive Rights: Pursuant to the authority contemplated by the resolution in Proposal 8, to authorize the Board to allot equity securities without pre-emptive rights

These items are more fully described in the Proxy Statement attached, which forms a part of this Notice of Annual General Meeting of Shareholders. As of the date of the Proxy Statement, TechnipFMC does not know of any other matters to be raised at the 2023 Annual General Meeting of Shareholders.

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Your vote is very important. Please ensure you: (i) promptly return the enclosed proxy card in the enclosed envelope, or (ii) grant a proxy and give voting instructions by telephone or internet, so that you may be represented at the meeting. Voting instructions are provided on your proxy card or on the voting instruction form provided by your broker.

March 17, 2023

On behalf of the Board of Directors,

Victoria Lazar

Executive Vice President, Chief Legal Officer and Secretary

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Proxy Statement for the 2023

Annual General Meeting of Shareholders

This Proxy Statement relates to the solicitation of votes or proxies by the Board of Directors (the “Board”) of TechnipFMC plc (the “Company,” “TechnipFMC,” “us,” or “we”) for use at our 2023 Annual General Meeting of Shareholders and at any adjournment or postponement of such meeting (the “Annual Meeting”).

The Notice of Internet Availability of Proxy Materials (the “Notice of Materials”) and related Proxy Materials (as defined below) were first made available to shareholders on or about March 17, 2023 at www.proxyvote.com. You may also request a printed copy of this Proxy Statement and the form of proxy by any of the following methods:

Our U.S. Annual Report on Form 10-K, including consolidated financial statements, for the year ended December 31, 2022 (our “Annual Report on Form 10-K”) and our U.K. Annual Report and Accounts are being made available at the same time and by the same methods.

Our registered office is located at Hadrian House, Wincomblee Road, Newcastle upon Tyne, NE6 3PL, United Kingdom. Our telephone number in our Newcastle office is +44 191 295 0303. Information regarding the Annual Meeting, including the information required by Section 311A of the U.K. Companies Act 2006 (the “Companies Act”), can be found at www.technipfmc.com. Information contained on our website is not to be considered as part of the proxy solicitation material and is not incorporated into this Proxy Statement.

TechnipFMC is a public limited company incorporated under the laws of England and Wales, and our ordinary shares (the “Ordinary Shares”) trade on the New York Stock Exchange in the United States (the “NYSE”) under the symbol “FTI.” As a result, the Company is governed by the Companies Act, U.S. securities laws and regulations, and the listing standards of the NYSE.

The Proxy Materials contain “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical or current facts, including statements regarding our environmental and other environmental, social, and governance (“ESG”) plans and goals, made in this document are forward-looking. We use words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “commit,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These forward-looking statements are based on our current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on us. While management believes these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Known material factors that could cause actual results to differ materially from those contemplated in the forward-looking statements include unpredictable trends in the demand for and price of crude oil and natural gas; competition and unanticipated changes relating to competitive

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factors in our industry, including ongoing industry consolidation; the COVID-19 pandemic and any resurgence thereof; our inability to develop, implement and protect new technologies and services and intellectual property related thereto, including new technologies and services for our New Energy business; the cumulative loss of major contracts, customers or alliances and unfavorable credit and commercial terms of certain contracts; disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business; the refusal of the Depository Trust Company (“DTC”) to act as depository agency for our shares; the impact of our existing and future indebtedness and the restrictions on our operations by terms of the agreements governing our existing indebtedness; the risks caused by our acquisition and divestiture activities; additional costs or risks from increasing scrutiny and expectations regarding ESG matters; uncertainties related to our investments in New Energy business; the risks caused by fixed-price contracts; our failure to timely deliver our backlog; our reliance on subcontractors, suppliers and our joint venture partners; a failure or breach of our IT infrastructure or that of our subcontractors, suppliers or joint venture partners, including as a result of cyberattacks; risks of pirates endangering our maritime employees and assets; any delays and cost overruns of new capital asset construction projects for vessels and manufacturing facilities; potential liabilities inherent in the industries in which we operate or have operated; our failure to comply with existing and future laws and regulations, including those related to environmental protection, climate change, health and safety, labor and employment, import/export controls, currency exchange, bribery and corruption, taxation, privacy, data protection and data security; the additional restrictions on dividend payouts or share repurchases as an English public limited company; uninsured claims and litigation against us; tax laws, treaties and regulations and any unfavorable findings by relevant tax authorities; potential departure of our key managers and employees; adverse seasonal and weather conditions and unfavorable currency exchange rates; and risk in connection with our defined benefit pension plan commitments, as well as the risk factors discussed in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our annual reports on Form 10-K and quarterly reports on Form 10-Q. In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, and internal controls and processes that continue to evolve. Forward-looking and other statements in the Proxy Materials may also address our corporate responsibility and sustainability progress, plans, and goals, and the inclusion of such statements is not an indication that these contents are necessarily material for the purposes of complying with or reporting pursuant to the U.S. federal securities laws and regulations, even if we use the word “material” or “materiality” in this document. Additionally, any references to our website or other materials not included in our Proxy Materials are, absent express language to the contrary, not incorporated by reference into these documents. With respect to ESG information that pertains to our third-party vendors, suppliers and partners, we often rely on such third-parties’ data and do not independently verify or audit, or commit to independently verifying or auditing, their information. Such information may also change over time as methodologies and data availability and quality continue to evolve. These factors, as well as any inaccuracies in third-party information we use, including in estimates or assumptions, may cause results to differ materially and adversely from statements, estimates, and beliefs made by us or third-parties. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law. Additionally, we may provide information that is not necessarily material for SEC reporting purposes but that is informed by various ESG standards and frameworks (including standards for the measurement of underlying data), internal controls, and assumptions or third-party information that are still evolving and subject to change. Our disclosures based on any standards may change due to revisions in framework requirements, availability of information, changes in our business or applicable governmental policies, or other factors, some of which may be beyond our control.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2023

The Notice of Annual General Meeting of Shareholders and Proxy Statement, Annual Report on Form 10-K, and U.K. Annual Report and Accounts are available at www.proxyvote.com

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2023 Proxy Summary

Along with the Notice of Annual General Meeting of Shareholders, we are providing this Proxy Statement, the U.K. Annual Report and Accounts, and the Annual Report on Form 10-K in connection with the Annual Meeting (collectively, the “Proxy Materials”).

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider regarding each of the proposals to be voted on at the Annual Meeting. Please read the entire Proxy Statement carefully before voting. For further information regarding our 2022 financial performance, please review our Annual Report on Form 10-K and our U.K. Annual Report and Accounts.

Annual Meeting Information

Time and Date April 28, 2023 at 4:00 p.m., London time

Place Hadrian House, Wincomblee Road, Newcastle upon Tyne, NE6 3PL, United Kingdom

Record Date March 6, 2023

Admission Admission ticket and valid photo identification required. Please see “General Information about the Annual Meeting–Who can attend the Annual Meeting?” for more information.

Voting Each Ordinary Share is entitled to one vote for each of the proposals to be voted on.

Voting Deadline 11:59 p.m., New York time, on April 26, 2023

Please follow the voting instructions on your proxy card and/or your voting instruction form as different voting deadlines may be applicable across markets. Please also review “How do I vote?” in the section entitled “General Information about the Annual Meeting.”

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Voting Matters and Board Recommendations

The full text of each resolution to be voted on at the Annual Meeting is set out in the Notice of Annual General Meeting of Shareholders.

Proposal to be Voted Upon	Board Recommendation	Where You Can Find More Information
Ordinary Resolutions
1(a) – (i): Election of Directors	FOR Each Director Nominee	Page 15
2: 2022 Say-on-Pay for NEOs	FOR	Page 46
3: 2022 Directors’ Remuneration Report	FOR	Page 47
4: Receipt of U.K. Annual Report and Accounts	FOR	Page 100
5: Ratification of U.S. Auditor	FOR	Page 101
6: Reappointment of U.K. Statutory Auditor	FOR	Page 103
7: Approval of U.K. Statutory Auditor Fees	FOR	Page 104
8: Authority to Allot Equity Securities	FOR	Page 105
Special Resolution
9: Authority to Allot Equity Securities without Pre-emptive Rights	FOR	Page 107

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2022 Financial Performance

Total Company

► Inbound orders[1] improved to $8.1 billion, driven by increased customer expenditures and shift in spending to offshore and the Middle East

► Reduced debt outstanding by $638 million, enabled by cash provided by operating activities and proceeds from the divestiture of remaining shares in Technip Energies

► Announced a new $400 million share buyback program in July and repurchased $100 million of ordinary shares by year-end

Subsea

► Inbound orders increased 36% year-over-year to $6.7 billion, including contract awards composed of project and services orders from more than 40 operators across all basins, illustrating growing diversity of our customer base

► Received integrated FEED award by Equinor for the BM-C-33 project offshore Brazil, and upon final investment decision would be the industry’s largest integrated Engineering, Procurement, Construction, and Installation (“iEPCI™”) award to date

► Direct awards, iEPCI™ projects and Subsea Services represented approximately 70% of total Subsea orders

Surface Technologies

► Inbound orders of $1.3 billion included an acceleration of orders in the Middle East in the second half of the year

► Expanded our manufacturing capabilities in Saudi Arabia, where we experienced an acceleration of orders from our Aramco backlog providing support for continued growth in international revenue

► Extended market reach of iComplete™, our integrated completions system which minimizes complexity and eliminates intervention in the red zone, driven in part by further adoption of WellFlex™ flexibles solutions

New Energy Initiatives

► Announced strategic agreements and partnerships for floating offshore renewables, including two tidal energy contracts with partner Orbital Marine Power in the U.K. and the Option to Lease Agreement for the ScotWind N3 area through our partnership, Magnora Offshore Wind

► Progressed Deep Purple™, our solution for integrating renewable energy with hydrogen to form a complete, zero-emission offshore energy system, with the development of a land-based pilot which will prepare the system for large-scale commercial use offshore

(1)	Reported financial results for the 12 months ended December 31, 2022 and inbound and backlog as of December 31, 2022 are included in our Annual Report on Form 10-K.

For additional details regarding our 2022 results, please see our Annual Report on Form 10-K, which reports our results using U.S. generally accepted accounting principles (“GAAP”), and our U.K. Annual Report and Accounts, which reports our results using international financial reporting standards (as adopted by the United Kingdom).

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Governance Highlights

Board and Governance Best Practices

Independent Board Oversight
Robust Lead Independent Director role
All directors are independent except the Chair and CEO
Fully independent Board committees
Regular executive sessions of independent directors
Governance Best Practices
Board oversight of ESG matters through ESG Committee on broader ESG affairs, Audit Committee on certain health, safety, and environmental matters, and Compensation and Talent Committee on diversity, equity, and inclusion
Annual election of directors under majority vote standard
Engaged Board with deep expertise, skills, and experience that are closely tied to business strategy
Annual shareholder engagement program to solicit feedback on Company practices
Ongoing Board refreshment efforts informed by a comprehensive annual Board and committee self-evaluation process, reflected by one new director in each of 2019, 2020, 2021, and 2023
Consider properly submitted shareholder recommended director nominee
Board oversight of risk management structures
Review of the mix of experience, qualifications, and skills in the boardroom to meet evolving needs of the business, coupled with new director orientation and continuing education
Code of Business Conduct applicable to directors
Governance Guidelines with director retirement policy
Director share ownership requirements
ESG Performance as a performance measure in our Annual Incentive Plan

For additional details on the Company’s corporate governance practices, please see the section entitled “Corporate Governance.”

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Director Nominees

Our director nominees and their current committee assignments:

Douglas J. Pferdehirt Chair and CEO Age: 59 Committees: None	Claire S. Farley Lead Independent Director Age: 64 Committees: Compensation and Talent
Eleazar de Carvalho Filho Independent Age: 65 Committees: Audit	Robert G. Gwin Independent Age: 59 Committees: Audit
John O’Leary Independent Age: 67 Committees: Compensation and Talent (Chair)	Margareth Øvrum Independent Age: 64 Committees: ESG
Kay G. Priestly Independent Age: 67 Committees: Audit (Chair)	John Yearwood Independent Age: 63 Committees: Compensation and Talent, ESG
Sophie Zurquiyah Independent Age: 56 Committees: Audit

Detailed biographies for each of our director nominees are disclosed in the section entitled “Proposal 1(a)-(i) —Election of Directors—Director Nominees.”

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2022-2023 Shareholder Engagement Program

In 2022-2023, our annual shareholder engagement program allowed us to understand our shareholders’ priorities and perspectives, which prompted us to make several changes to our compensation program and to our disclosure philosophy following lower-than-preferred say-on-pay support in 2022.

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Executive Compensation

Named Executive Officers

Our named executive officers (“NEOs”) for 2022 are:

Douglas J. Pferdehirt Age: 59 Position Held in 2022: Chair and Chief Executive Officer	Alf Melin Age: 53 Position Held in 2022: Executive Vice President and Chief Financial Officer
Justin Rounce Age: 56 Position Held in 2022: Executive Vice President and Chief Technology Officer	Victoria Lazar Age: 57 Position Held in 2022: Executive Vice President, Chief Legal Officer and Secretary
Jonathan Landes Age: 50 Position Held in 2022: President, Subsea

Executive Compensation

Our executive compensation programs are designed to directly link our executives’ pay to their performance and the achievement of TechnipFMC’s overall objectives and business strategies to create and preserve value for our shareholders.

Our vision to enhance the performance of the world’s energy industry is supported by the relentless drive of every individual at TechnipFMC. We are united by one single purpose: to bring together the scope, knowledge, and determination to transform our clients’ project economics. Our executive compensation is designed to help us achieve our vision by:

► Motivating our executive officers to achieve and exceed our short-term and long-term goals and objectives

► Aligning the interests of our executive officers with the interests of our shareholders by focusing our executive compensation program on drivers of sustainable shareholder value and by ensuring a majority of executive compensation is at-risk

► Providing market competitive levels of compensation to help us retain and attract exceptionally talented individuals who can deliver on our vision

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What We Do:	What We Don’t Do

► Pay for performance by aligning performance measures with our strategy and shareholder interests

► Provide the majority of NEO compensation as performance-based, “at-risk” compensation

► Maintain a claw-back policy in the event of malfeasance or fraud

► Require robust executive and director share ownership requirements

► Engage an independent, external compensation consultant

► Benchmark compensation against relevant global and industry peer groups

► Cap Performance Share Unit (“PSU”) payout at target when relative TSR exceeds peers’ TSR, but absolute TSR is negative

► No single-trigger vesting upon a change-in-control

► No guaranteed bonuses

► No uncapped incentives

► No tax gross-ups on any severance payments

► No excessive perquisites, benefits, or pension payments

► No discounting, reloading, or repricing of stock options

► No hedging and pledging of Company securities

Our executive compensation framework is summarized below. For additional details regarding our executive compensation program, please see the section entitled “Executive Compensation Discussion and Analysis.”

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Environmental, Social, and Governance

Our decisions regarding corporate responsibility, governance, and sustainability are founded on the principles that guide our Company. Our Core Values and Foundational Beliefs provide the framework for all of our decision making. The three pillars of ESG – Environmental, Social, and Governance – support us in being responsible corporate citizens and drive our ambitions to be more sustainable.

We have been realizing these ambitions through measures that seek to hold us accountable. From 2018 to 2020, we utilized a three-year sustainability roadmap that sought to guide our efforts and focus our attention on these priorities. The roadmap focused on three aspirational objectives – supporting our communities, promoting gender diversity and equality, and respecting the environment. The 2018-2020 roadmap set performance goals designed to align with our Code of Business Conduct, and aspects of both the UN Global Compact and the UN’s Sustainable Development Goals. We developed groups of experts in our business to implement our strategy, share knowledge and best practices and initiate global and local efforts, and these groups led us to advancements in our Company in this area with a number of accomplishments.

Building on this approach, in 2020, we established a scorecard with an extensive set of ESG goals measured over 2021-2023 (the “Scorecard”), with clear, verifiable metrics designed to drive behavior over the long term. Our unique Scorecard depicts our progress toward specific, measurable ESG goals relevant to our business in relation to the planet, people, and communities in which we operate. The Scorecard contains data-driven metrics under each pillar of “E,” “S,” and “G,” and spans a variety of types of initiatives, including efforts to reduce greenhouse gas emissions, advance social governance initiatives such as gender diversity and giving back to our communities, support safety and integrity, and advancing human rights practices.

We believe this approach drives change and holds us accountable for delivering on our commitments. It is punctuated by a direct link to our executive compensation program. In 2021, we introduced a feature of our program that ties 25% of our executives’ annual cash incentive to our Scorecard performance. We believe that this allows us to drive leadership behavior with meaningful metrics and further supports our ESG mission. For more information on how ESG metrics are tied to our executive compensation program, please see the section entitled “Executive Compensation Discussion and Analysis” below.

A snapshot of our 2022 progress toward our ESG goals in our 2021-2023 Scorecard is set out below.

While the Scorecard measures specific achievements in ESG, our activities are not limited to those that are measured on our Scorecard, or to actions and monitoring required by law.

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(1)	Metric shows against target and is cumulative

(2)	Metric shows against target and is annual

For more detail on how each metric is measured and our progress in 2022, please see the section entitled “Environmental, Social, and Governance” in our U.K. Annual Report and Accounts.

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2022 ESG Highlights

The Scorecard has been important in driving our behavior. In 2021, our first year of measurement, we focused on program structure, and built on our internal expertise to advance tangible initiatives that could help us achieve our goals. In 2022, we have been able to capitalize on our structure to show measurable progress toward our goals. A summary of our achievements is below.

For more information on our ESG initiatives and programs, please see the section entitled “Environmental, Social, and Governance” in our U.K. Annual Report and Accounts.

In our ESG approach, we are informed by several important global frameworks described below.

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UN Global Compact Alignment

TechnipFMC supports the Ten Principles of the United Nations (“UN”) Global Compact. We integrate the UN Global Compact’s ten principles in the areas of Human Rights, Labor, Environment, and Anti-Corruption into our business strategy, culture, and daily operations.

The UN Global Compact is also a call for action to achieve its 17 Sustainable Development Goals (“SDGs”). These societal goals are at the heart of the UN’s 2030 Agenda for Sustainable Development and are aimed at ending poverty, protecting the planet, and ensuring that all people enjoy peace and prosperity by 2030. At TechnipFMC, our targets are designed to align with the UN SDGs for which we believe we can achieve the greatest positive impact, given their relevance to our business and sustainability strategy. The application of these SDGs throughout this section are identified by the SDG icon labels.

TechnipFMC is taking greater environmental responsibility, positioning ourselves as leaders, and playing our part in the journey to a net zero-carbon society by disclosing clear, comparable, and consistent information, including in our Scorecard, about the risks and opportunities presented by climate change. We continue to proactively optimize our processes, particularly around risk management and measuring strategy resilience in line with our Company Core Values and Foundational Beliefs and regulatory requirements.

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Governance of Environmental, Social, and Governance Matters

Board Oversight

All Board members participate in oversight of ESG matters. Oversight is concentrated in the Environmental, Social, and Governance Committee (“ESG Committee”), which, as set forth in its charter, has principal responsibility of overseeing ESG matters. These areas of oversight include:

►	Environmental stewardship, responsible investment, corporate citizenship, human rights, and ESG risk management;

►	Reviewing and monitoring the development and implementation of targets, standards, metrics, or methodologies to track the Company’s ESG performance; and

►	Reviewing the Company’s engagement with stakeholders and public disclosures with respect to ESG matters.

In addition to oversight by the ESG Committee, the Audit and Compensation and Talent Committees also oversee certain ESG matters that align with their areas of oversight.

Board of Directors ESG Oversight

ESG Committee

- Policies, programs, and strategies related to environmental stewardship, responsible investment, corporate citizenship, human rights, and ESG risk management
- Development and implementation of targets, standards, metrics, and methodologies related to ESG
- Public disclosures with respect to ESG matters
- Policies that support integrity in everything we do, including respect for humanity

Compensation and Talent Committee

- Review global strategy and initiatives related to diversity, equity, and inclusion efforts and to contributions to the world around us
- Review and set executive compensation structure which includes ESG performance as a performance measure in our Annual Incentive Plan (as detailed in the "*Executive Compensation Discussion and Analysis*" section)

Audit Committee

- Certain Health, Safety and Environmental ("**HSE**") matters
- Along with the ESG Committee, systems and controls for the prevention of bribery and receive reports on non-compliance

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Management-Level Oversight

TechnipFMC’s Executive Leadership Team sets the overall direction and approach toward our ESG efforts. The ESG Steering Committee, composed of members of the executive leadership team directly responsible for various aspects of the ESG program, is responsible for the specific Company’s initiatives toward corporate responsibility and sustainability and actions to further those initiatives. The ESG Steering Committee is responsible for setting the direction and long-term strategy to achieve our ESG-related plans, the development and implementation of targets, standards, and metrics, or methodologies to achieve our ESG goals and publication of our external communication on ESG topics. The ESG Steering Committee regularly receives updates and provides guidance to subject-matter experts in each of the ESG pillars that coordinate activity across the Company that underpins our ESG strategy.

For more information on other internal ESG-related groups, please see the section entitled “Environmental, Social, and Governance – Environmental” in our U.K. Annual Report and Accounts.

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Proposal 1 — Election of Directors

What am I voting on?

Upon the recommendation of the ESG Committee, the Board nominates the candidates below for election at the Annual Meeting. The matrix below indicates each director nominee’s the key qualifications and pertinent information. Detailed biographies for each of our director nominees are in the section entitled “Director Nominees” below.

Board highlights

Our director nominees demonstrate a broad range of skills, experience, perspective, and diversity.

Board Refreshment

4 new directors since 2019

Gender Diversity

50%

Female Independent Directors (Lead Independent Director and Audit Committee Chair)

Nationality

Representing **5** countries

Industry Experience

9 of **9** directors

International Experience/ Geographic Diversity

9 of **9** directors

Independence

8 of **9** directors

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Skills, Experience, and Attributes

Skills, Experience, and Attributes	Pferdehirt	Farley	Carvalho Filho	Gwin	O’Leary	Øvrum	Priestly	Yearwood	Zurquiyah
Public Company Perspective	●	●	●	●	●	●	●	●	●
Executive/Board Experience	●	●	●	●	●	●	●	●	●
Oil and Gas Industry	●	●	●	●	●	●	●	●	●
International Experience/Geographic Diversity	●	●	●	●	●	●	●	●	●
Strategy, M&A, Risk Management	●	●	●	●	●	●	●	●	●
Governance/Legal	●	●	●	●	●	●	●	●	●
Executive Compensation	●	●		●	●		●	●	●
Sustainability/Emerging Technologies	●		●		●	●		●	●
Finance/Accounting Expertise	●	●	●	●			●	●	●
Independent Director		●	●	●	●	●	●	●	●
Other Public Company Boards	0	2	4	2	0	3	2	2	1
Committee Membership
Audit[1]			●	●			Chair		●
Compensation		●			Chair			●
ESG[2]						●		●
Demographic Background
Age (Years)	59	64	65	59	67	64	67	63	56
Board Tenure (Years)	6	6	6	<1	6	2	6	4	2
Gender Diversity (Female or Male)	M	F	M	M	M	F	F	M	F

(1)	All members of the Audit Committee are “audit committee financial experts” as defined by the applicable rules of the SEC.
(2)	As of the date of this Proxy Statement, Mr. Peter Mellbye is the Chair of the ESG Committee. Mr. Mellbye has informed the Company that he will not stand for re-election at the 2023 Annual Meeting. The Board expects to appoint Mr. Carvalho Filho to the ESG Committee and as Chair of the ESG Committee as of the date of the 2023 Annual Meeting. Upon his appointment, he will no longer serve on the Audit Committee.

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TechnipFMC Proxy Statement 2023

Each of the director nominees has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board, if elected. Each director nominee elected at the Annual Meeting will serve for a one-year term expiring at the 2024 Annual Meeting or until the earliest to occur of (i) his or her successor is elected and qualified, or (ii) his or her earlier death, retirement, resignation, or removal in accordance with our Articles of Association (the “Articles”).

How does the Board recommend that I vote?
The Board recommends that you vote “FOR” the election of each director nominee.

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TechnipFMC Proxy Statement 2023

Director Nominees

Our Board is composed of a diverse group of leaders in their respective fields, each qualified to make unique and substantial contributions to our Board. The Board and its ESG Committee believe each of the director nominees brings skills, experience, perspective, and the diversity necessary and appropriate to effectively oversee the Company’s strategic direction and represent the best interests of the Company’s shareholders.

Douglas J. Pferdehirt Chair and CEO Age: 59 Director Since: 2017 Legacy Director Since: 2016[1] Committees: None

Career Highlights

► Mr. Pferdehirt has served as our CEO since the merger of FMC Technologies, Inc. and Technip S.A. and as our Chair since May 1, 2019.

► He was previously President and Chief Executive Officer of FMC Technologies from 2016 to 2017 and Chief Operating Officer from 2012 to 2016.

► Prior to joining FMC Technologies in 2012, he spent 26 years at Schlumberger Limited in a succession of executive leadership positions.

Key Skills and Qualifications

► Strong executive leadership skills, including experience as Chief Executive Officer of TechnipFMC and FMC Technologies

► Deep knowledge of the Company’s strategy, markets, technology, and operations

► Extensive energy industry experience and client relationships

► Financial, risk management, strategy, and M&A expertise

► Commitment to our ESG responsibilities

► Thorough understanding of the different cultural, political, and regulatory requirements in countries where the Company has a significant presence

► Valuable link between the Company’s management and the Board that aids the Board in performing its oversight role

Other Public Company Directorships

► Current: None

► Formerly Held in Past Five Years: None

(1)	Mr. Pferdehirt previously served on the board of directors of FMC Technologies, Inc. before it merged with Technip S.A. in 2017.

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TechnipFMC Proxy Statement 2023

Claire S. Farley Lead Independent Director Age: 64 Director Since: 2017 Legacy Director Since: 2009[1] Committees: Compensation and Talent

Career Highlights

► Ms. Farley was a partner at KKR Management, LLC, a global investment firm from 2013 until her retirement in 2016, and subsequently served as Senior Advisor from 2016 to 2022 and Vice Chair of the Energy business from 2016 to 2021.

► She began her affiliation with KKR in September 2010 as a co-founder of RPM Energy, LLC, a privately owned oil and gas exploration and development company, which partnered with KKR.

► Prior to founding RPM Energy, Ms. Farley was an Advisory Director at Jefferies Randall & Dewey, a global oil and gas industry advisor, and was Co-President of Jefferies Randall & Dewey from February 2005 to July 2008.

► Prior to that, Ms. Farley served as Chief Executive Officer of Randall & Dewey, an oil and gas asset transaction advisory firm, from September 2002 until February 2005, when Randall and Dewey became the Oil and Gas Investment Banking Group of Jefferies & Company.

► Ms. Farley has extensive oil and gas exploration expertise, holding several positions within Texaco from 1981 to 1999, including President of Worldwide Exploration and New Ventures, President of North American Production, and Chief Executive Officer of Hydro-Texaco, Inc.

► Ms. Farley also served as Chief Executive Officer of Intelligent Diagnostics Corporation from October 1999 to January 2001 and Trade-Ranger Inc. from January 2001 to May 2002.

Key Skills and Qualifications

► Executive management experience, including as chief executive officer of several major organizations

► Oil and gas exploration and production experience

► Financial, strategy, and M&A expertise

► Experience as a board member of public and private companies with international operations Other Public Company Directorships

Other Public Company Directorships

► Current: LyondellBasell Industries N.V., Crescent Energy

► Formerly Held in Past Five Years: Anadarko Petroleum Corporation

(1)	Ms. Farley previously served on the board of directors of FMC Technologies, Inc. before it merged with Technip S.A. in 2017.

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TechnipFMC Proxy Statement 2023

Eleazar de Carvalho Filho Independent Age: 65 Director Since: 2017 Legacy Director Since: 2010[1] Committees: Audit[2]

Career Highlights

► Mr. Carvalho Filho has been a Founding Partner of Virtus BR Partners Assessoria Corporativa Ltda. since May 2009 and is also a Founding Partner of Sinfonia Consultoria Financeira e Participações Ltda. since August 2012, both of which are financial advisory and consulting firms.

► He served as Chief Executive Officer and Managing Partner of Unibanco Investment Bank, a Brazilian investment bank, from April 2008 to March 2009.

► Mr. Carvalho Filho was a consultant for BHP Billiton Metais SA, a global natural resources company, from 2006 to 2011.

► He was a Founding Partner of Iposeira Capital Ltda., established in 2003, as well as STK Capital Gestora de Recursos Ltda., established in 2010, which are independent advisory and asset management companies.

Key Skills and Qualifications

► Executive management experience, including as chief executive officer and founding/managing partner of international investment organizations

► Financial, strategy, risk management, and M&A expertise

► Commitment to our quality, health, safety, environmental, and social responsibility

► International investment experience

► Experience as a board member of public and private companies with international operations

► Contribution to the Board in a way that enhances perspective through diversity in geographic origin and experience

► Experience in Brazil, one of TechnipFMC’s principal markets

Other Public Company Directorships

► Current: Brookfield Renewable Corporation, Oi S.A., Companhia Brasileira de Distribuicão (Grupo Pão de Açúcar), and its affiliate, Cnova N.V.

► Formerly Held in Past Five Years: Brookfield Renewable Partners L.P.

(1)	Mr. Carvalho Filho previously served on the board of directors of FMC Technologies, Inc. before it merged with Technip S.A. in 2017.
(2)	The Board expects to appoint Mr. Carvalho Filho to the ESG Committee and as Chair of the ESG Committee as of the date of the 2023 Annual Meeting. Upon his appointment, he will no longer serve on the Audit Committee.

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TechnipFMC Proxy Statement 2023

Robert G. Gwin Independent Age: 59 Director Since: 2023 Committees: Audit[1]

Career Highlights

► Robert G. Gwin was President of Anadarko Petroleum Corporation, one of the world’s largest independent oil and natural gas exploration and production companies, until August of 2019 when the company was purchased by Occidental Petroleum Corporation, and previously served as Executive Vice President, Finance and Chief Financial Officer of Anadarko from 2009 to 2018.

► Mr. Gwin served as founding President and CEO of Western Gas Partners, LP from 2007-2010, as well as Chairman of the boards of both Western Gas Partners, LP and its general partner Western Gas Equity Partners, LP from 2009 to 2018, and as a director of both entities from 2007 to 2019.

Key Skills and Qualifications

► Significant management and operational experience as an executive of a major oil and gas company with international operations

► Strategy and operational expertise, including sustainability and technology experience

► Financial, risk management, and M&A expertise

► Experience as a board member of public and private companies with international operations

Other Public Company Directorships

► Current: Pembina Pipeline Corporation, Crescent Energy Company

► Formerly Held in the Past Five Years: Enable Midstream Partners, LP, Western Gas Partners, LP, and its general partner, Western Gas Equity Partners, LP, and LyondellBasell Industries, N.V.

(1)	Mr. Gwin was appointed to the Audit Committee on February 21, 2023.

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TechnipFMC Proxy Statement 2023

John O’Leary Independent Age: 67 Director Since: 2017 Legacy Director Since: 2007[1] Committees: Compensation and Talent (Chair)

Career Highlights

► Mr. O’Leary has served as Chief Executive Officer of Strand Energy, a Dubai-based company specializing in business development in the oil and gas industry, since January 2007.

► From 2004 to 2006, he was a partner in Pareto Offshore ASA, a Norwegian consulting firm in the exploration and production sector.

► From 1997 to 2004, Mr. O’Leary served in various roles, most recently as President, for Pride International, Inc., a company specializing in onshore and offshore drilling, which acquired his former company, Forasol-Foramer N.V.

► He previously served as Vice Chair for Marketing for Forasol-Foramer from 1990 to 1998, and, prior to that, served as Development and Partnerships Manager from 1985 to 1989.

► He began his career as a trader in the Irish National Petroleum Corporation before joining Total S.A. as a drilling engineer in 1980.

Key Skills and Qualifications

► Significant industry and leadership experience gained as an executive in international oil and gas companies

► Strategy, risk management, and M&A expertise

► Experience as a board member of public and private companies with international operations

► International experience in countries where the Company has a significant presence

Other Public Company Directorships

► Current: None

► Formerly Held in the Past Five Years: None

(1)	Mr. O’Leary previously served on the board of directors of Technip S.A. before it merged with FMC Technologies, Inc. in 2017.

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TechnipFMC Proxy Statement 2023

Margareth Øvrum Independent Age: 64 Director Since: 2020 Committees: ESG

Career Highlights

► Ms. Øvrum has more than 39 years of experience at Equinor (formerly Statoil), a Norwegian energy company, where she served as Executive Vice President of Equinor ASA, Development and Production Brazil, until her retirement in December 2020.

► Ms. Øvrum held a succession of leadership positions at Equinor, including President, Equinor Brazil, from 2018 to 2020; Executive Vice President of Technology, Projects, and Drilling from 2011 to 2018, Executive Vice President of Technology and New Energy for Statoil Hydro, from 2007 to 2011, Executive Vice President of Technology and Projects, from 2004 to 2007, and Executive Vice President of Health, Safety, and the Environment, during 2004.

► She has also held numerous management and operations positions, including Senior Vice President, Operations Support, Exploration and Production, Norway from 2000 to 2003, Senior Vice President, Operations, Veslefrikk, from 1996 to 1999, Offshore Installation Manager from 1993 to 1996, Production and Maintenance Superintendent from 1991 to 1993, Department Head, Operations Technology from 1989 to 1991, Section Head, Maintenance and Activity Planning from 1988 to 1989, and Strategic Analysis, Production and Maintenance, from 1982 to 1987.

► Ms. Øvrum began her career at Equinor in 1982 in Strategic Analysis, and in 1993, became the first female and the youngest platform manager of the company’s Gulfaks field in the North Sea.

Key Skills and Qualifications

► Significant management, technology, and operational experience as an executive of a major oil and gas company with international operations

► Strategy and operational expertise, including sustainability and technology experience

► Experience as a board member of public and private companies with international operations

► Extensive experience working in Norway and Brazil, countries in which the Company has significant operations

► Contribution to the Board in a way that enhances perspective through diversity in geographic origin and experience

Other Public Company Directorships

► Current: FMC Corporation, Harbour Energy plc, Transocean Ltd.

► Formerly Held in the Past Five Years: Alfa Laval AB

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TechnipFMC Proxy Statement 2023

Kay G. Priestly Independent Age: 67 Director Since: 2017 Legacy Director Since: 20151 Committees: Audit (Chair)

Career Highlights

► Ms. Priestly served as Chief Executive Officer of Turquoise Hill Resources Ltd., an international mining company focused on copper, gold, and coal in the Asia Pacific region, from May 2012 until her retirement in December 2014.

► She previously served as Chief Financial Officer of Rio Tinto Copper (a division of the Rio Tinto Group – Rio Tinto plc and Rio Tinto Limited), a global metal and mining corporation, from 2008 until her appointment as Chief Executive Officer of Turquoise Hill Resources in 2012.

► From 2006 to 2008, she was Vice President, Finance, and Chief Financial Officer of Rio Tinto’s Kennecott Utah Copper operations.

► Ms. Priestly served as Vice President, Risk Management, and General Auditor for Entergy Corporation, an integrated energy company engaged primarily in electric power production and retail distribution operations, from 2004 to 2006.

► Ms. Priestly began her career with global professional services firm Arthur Andersen, where she progressed from staff accountant to partner, holding various management and leadership positions, including serving on the global executive team as Global Managing Partner – People. During her 24 years with Arthur Andersen, she provided tax, consulting, and M&A services to global companies across many industries, including energy, mining, manufacturing, and services.

Key Skills and Qualifications

► Executive management experience as a chief executive officer and senior officer of major organizations with international operations

► Financial, strategy, risk management, and M&A expertise

► Extensive consulting experience

► Experience in a variety of industries that provides diversity of perspective

► Thorough understanding of different cultural, political, and regulatory requirements through her extensive energy and mining experience, including in countries where the Company has a significant presence

Other Public Company Directorships

► Current: Stericycle, Inc. and SSR Mining Inc.

► Formerly Held in Past Five Years: New Gold Inc.

(1)	Ms. Priestly previously served on the board of directors of FMC Technologies, Inc. before it merged with Technip S.A. in 2017.

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TechnipFMC Proxy Statement 2023

John Yearwood Independent Age: 63 Director Since: 2019 Committees: Compensation and Talent, ESG

Career Highlights

► Mr. Yearwood served as President, Chief Executive Officer, and Chief Operating Officer of Smith International, Inc., a Houston-based company specializing in the provision of services and the manufacturing of products used by the drilling industry from 2009 until August 2010, when the company merged with Schlumberger Limited.

► Prior to joining Smith International, Inc., he spent more than 26 years at Schlumberger Limited in a succession of executive leadership positions, including President of North and South America Oilfield Services from 2004 to 2006, Vice President, Finance, WesternGeco and OFS Controller from 2000 to 2004, and Vice President, Marketing from 1999 to 2000.

► He began his career serving in numerous management and technical positions for Schlumberger Limited and Dowell Schlumberger, a joint venture with Dow Chemical.

Key Skills and Qualifications

► Significant executive management experience as an executive of a major oil and gas company with international operations

► Experience as a board member of public and private companies with international operations

► Technology, strategy, governance, and M&A expertise

► Oil and gas exploration and production experience

► International experience in countries where the Company has a significant presence

► Diversity in geographic origin that enhances the Board’s perspective

Other Public Company Directorships

► Current: Nabors Industries Ltd. and its affiliate, Nabors Energy Transition Corp.

► Formerly Held in Past Five Years: None

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TechnipFMC Proxy Statement 2023

Sophie Zurquiyah Independent Age: 56 Director Since: 2021 Committees: Audit

Career Highlights

► Ms. Zurquiyah has been Chief Executive Officer of CGG S.A. (“CGG”), a global geoscience technology leader, since April 2018. Ms. Zurquiyah has held a succession of leadership positions at CGG, including as Senior Executive Vice President in charge of the Geology, Geophysics, and Reservoir segment.

► Ms. Zurquiyah joined Schlumberger Limited in 1991 as an interpretation engineer and geophysicist and held successively senior positions before joining CGG in 2013. She served as Schlumberger Limited’s Vice President of Technology Sustaining from August 2012 to January 2013, as well as its President, Data and Consulting Services from May 2009 to July 2012. Prior to this, she was Schlumberger Limited’s Chief Information Officer from January 2007 to April 2009.

Key Skills and Qualifications

► Executive management experience, including as Chief Executive Officer of CGG

► Financial, technology, sustainability, and oil and gas drilling expertise

► Experience as a board member of public companies with international operations

► Contribution to the Board in a way that enhances perspective through diversity in geographic origin and experience

Other Public Company Directorships

► Current: CGG S.A.

► Formerly Held in Past Five Years: Safran S.A.

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TechnipFMC Proxy Statement 2023

Corporate Governance

The Board believes that the purpose of corporate governance is to facilitate effective oversight and management of the Company to maximize shareholder value in a manner consistent with our vision statement, purpose, Core Values, Foundational Beliefs, Code of Business Conduct, and all applicable legal requirements.

The Board provides accountability, objectivity, perspective, judgment, and, in some cases, specific industry or technical knowledge or experience. In carrying out its responsibilities to our shareholders, the fundamental role of the Board is to ensure continuity of leadership; the implementation, understanding, and pursuit of a sound strategy for the success of our Company; and the availability of financial and management resources and the implementation of control systems to carry out that strategy.

Governance Guidelines and Key Board Practices

Our Corporate Governance Guidelines (“Governance Guidelines”) contain general principles and practices regarding the function of the Board and its committees. The Governance Guidelines establish a framework to guide the Board in its oversight responsibilities in a manner that is independent of management and aligned with the interests of our shareholders. The Board reviews these governance practices, the laws of England and Wales under which we are incorporated, the rules and listing standards of the NYSE, and the regulations of the SEC, as well as best practices recognized by governance authorities, to benchmark the standards under which it operates.

Key Elements and Practices

►	Composition of the Board. Our Board seeks to attract professionals who are not only qualified under the governance rules pertinent to our Company but also bring diversity of thought and experience. Our ESG Committee considers multiple factors when determining whether a candidate is qualified to serve on our Board and helps achieve a balance between fresh perspectives and the deep knowledge and experience of our more tenured directors. As such, our ESG Committee often considers a candidate’s:

(a)	Experience in corporate management, as a board member of another publicly held company, and in finance and accounting and/or compensation practices

(b)	Professional and academic experience relevant to our industry

(c)	Leadership skills

(d)	Cultural perspective and diversity of thought

(e)	Ability to commit the time required for service on our Board

►	Board and Committee Evaluations. Each year, our directors complete a self-evaluation to determine whether the Board and its committees are functioning effectively. Additionally, each of the Audit, Compensation and Talent, and ESG Committees conducts a separate evaluation of its own performance and the adequacy of its charter. These evaluations include an assessment of the diversity of talents, expertise, and occupational and personal backgrounds of the Board members. The Board and committees, under the auspices of the ESG Committee, review the results of the evaluations, as well as recommendations for improvements in the overall performance.

►	New Director Orientation and Continuing Education. An orientation program has been developed for new non-executive directors, which includes written materials and meetings with our executive officers. The orientation program is designed to provide general information about our Board and its committees; a review of director duties and responsibilities; and comprehensive information about our industry, operations, strategies, and challenges. The Board believes that ongoing education is important for maintaining an effective Board. Accordingly, our Board encourages directors to participate in ongoing education, and reimburses directors for expenses incurred in connection with such education programs.

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►	Retirement Policy. As further described in our Governance Guidelines, a non-executive director whose birth date occurs prior to July 1 must retire at the annual general meeting of shareholders of the Company during the year of such director’s 72nd birthday, and a non-executive director whose birth date occurs on or after July 1 must retire at the annual general meeting of shareholders of the Company the year following such director’s 72nd birthday. Our Board may waive this policy on a case-by-case basis on the recommendation of the ESG Committee if it deems a waiver to be in the best interests of the Company and its shareholders.

►	Director Share Ownership Requirements. Within five years following initial election to the Board, directors are required to own Ordinary Shares with a value equal to or more than five times the Company’s annual cash retainer paid to directors.

Shareholder Engagement

The Company regularly seeks feedback through engagement with shareholders, and we continued this practice in 2022. Our relationships and ongoing dialogue with our shareholders are important parts of our Board’s corporate governance commitment.

In 2022-2023, we engaged with shareholders in three ways:

►	Undertook a shareholder perception study. During August and September 2022, we engaged a highly regarded strategic communications firm to carry out a perception study with shareholders to gain anonymous insight and feedback on topics such as our business strategy, capital allocation, management performance and corporate governance topics.

►	Held face-to-face meetings with shareholders. In December 2022, our Chair and CEO and SVP, Investor Relations and Corporate Development traveled to meet in person with several institutional shareholders. These meetings followed our perception study and allowed for a more robust discussion of several topics cited by our shareholders.

►	Annual shareholder engagement sessions. In addition to direct engagement with portfolio management teams, we continued our practice to meet with shareholders and proxy advisory firms each year as part of our regular, annual shareholder engagement sessions. During these sessions, we discussed our Board leadership structure and diversity, general Board practices, and our sustainability efforts. We also welcomed our shareholders’ feedback and suggestions in maintaining the balance between strengthening the link between pay and performance, retaining and motivating our executives, and appropriately compensating our executives for performance, while increasing long-term shareholder value. In these sessions, we offered the participation of our Lead Independent Director and Chair of Compensation and Talent Committee as requested by shareholders.

For our 2022-2023 engagement (including the meetings in December 2022 and annual engagement sessions described above), we contacted proxy advisory firms and our top shareholders representing approximately 55% of our Ordinary Shares outstanding. We ultimately met with proxy advisory firms and shareholders representing approximately 49% of our Ordinary Shares outstanding.

For more information on our actions that were informed by shareholder feedback, please see the section entitled “2022- 2023 Shareholder Engagement Program” on page 6.

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TechnipFMC Proxy Statement 2023

Leadership Structure of the Board

The Board believes that our shareholders are best served by a Board that has the flexibility to adjust our leadership structure to the evolving needs of the Company. The Board believes that a strong Lead Independent Director and a combined Chair and CEO is in the best interest of shareholders.

Each of the Chair’s and Lead Independent Director’s specific responsibilities are listed below:

Executive and Board Leadership
Douglas J. Pferdehirt Chair of the Board and CEO

Key Responsibilities

► All strategic and operational aspects of the Company

► Serving as the principal external spokesperson for the Company with analysts, investors, media, and clients

► Managing all executives of the Company

► Leading the Board

► High-level government and client engagement

Independent Leadership
Claire S. Farley Lead Independent Director

Key Responsibilities

► Approving Board meeting schedules and agendas

► Regularly meeting with the Chair and CEO to discuss Board-related matters

► Presiding over all meetings of the Board at which the Chair and CEO is not present

► Calling meetings of the Board, as necessary

► Presiding over executive sessions of the independent directors

► Acting as the liaison between the independent directors and the Chair and CEO

► Monitoring and reporting to the Board any conflicts of interests of directors

► Participating in the Company’s shareholder engagement program, when required

Our Board believes that a combined Chair and CEO leads to a more decisive and effective leadership, both within and outside the Company. The CEO is the individual with primary responsibility for managing the Company’s day-to-day operations and is best positioned to chair regular Board meetings as the Board discusses key business and strategic issues for the benefit of the Company and its shareholders.

This leadership structure is balanced by the oversight of the Lead Independent Director and the remaining members of our Board, each of whom is an independent director, and ensures that the Board functions independently. Moreover,

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only independent directors serve on our Audit Committee, Compensation and Talent Committee, and ESG Committee. In addition, the Board nominated Ms. Farley to continue to serve as Lead Independent Director, who has the ability to call meetings of the Board, and presides over executive sessions of the Board.

Our fully independent Compensation and Talent Committee approves our CEO’s compensation, after consulting all independent directors. The CEO’s annual performance objectives are reported and evaluated by both the Compensation and Talent Committee and during executive sessions of the full Board to promote a comprehensive analysis and evaluation of our CEO’s annual performance.

Finally, the Board believes that the Company’s Governance Guidelines, and the quality, stature, and substantive business knowledge of the Board, as well as the Board’s culture of open communication and transparency with the CEO and senior management, are conducive to Board effectiveness with a combined Chair and CEO position.

The Board regularly evaluates its leadership structure to ensure appropriate, strong and independent oversight for our shareholders. In doing so, the Board considers shareholder feedback, its evaluation results, peer company practices, and Company performance to confirm that its structure maintains its effectiveness.

Board Composition and Criteria
for Board Membership

Our Board seeks directors whose complementary and diverse knowledge, experience, and skills provide a broad range of perspectives and leadership expertise in areas critical to the Company. These include expertise in the energy and engineering industry, strategic planning and business development, business operations, sustainability and emerging technologies, finance and audit, corporate governance, cybersecurity, and other areas important to the Company’s strategy and oversight. Our Board also assesses director age, tenure, and Board continuity and strives to achieve a balance between the perspectives of new directors and those of longer-serving directors with institutional insights.

Criteria for Board Membership in Governance Guidelines

Our Governance Guidelines state that candidates for our Board, in order to be nominated by our ESG Committee, must be qualified and eligible to serve under applicable law, the Articles, and the NYSE rules, and should have:

►	A high level of personal and professional integrity

►	Strong ethics and values

►	The ability to make mature business judgments

In addition, the Governance Guidelines provide that the ESG Committee may consider additional factors when determining whether a candidate is qualified to serve on our Board, including the candidate’s:

►	Experience in corporate management, as a board member of another publicly held company, and in finance and accounting and/or compensation practices

►	Professional and academic experience relevant to our industry

►	Leadership skills

►	Cultural perspective and diversity of thought

►	Ability to commit the time required for service on our Board

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Board Composition, Refreshment, and Succession Planning

The ESG Committee regularly evaluates the composition of our Board and considers whether the Board has the right set of backgrounds, experience, skills, diversity, and qualifications to effectively oversee our Company’s strategy and our executives’ execution of that strategy. One of the key goals of our Board composition is to ensure we have the right skills and experience on our Board to execute our strategic goals successfully and efficiently. As such, the Board actively considers diversity of backgrounds, experience, skills, geography, and perspectives, including gender and cultural diversity, in the recruitment and nomination of directors. Our current directors possess a diversity of such skills, experience, and expertise that are relevant to our business, such as the following:

►	Executive leadership

►	Industry experience

►	Corporate governance and legal

►	Strategy and risk management

►	Cultural and gender diversity

►	Sustainability and emerging technologies

►	Outside public company board service

►	Finance and audit

►	Acquisition, divestment, and investment portfolio management

The ESG Committee conducts a search, which may include assistance from an independent search firm, to identify, screen, and assess the capabilities of potential new director candidates. In recent years, this process resulted in the Company identifying and appointing new Board members in 2019, 2020, 2021, and 2023: Mr. Yearwood, Mses. Øvrum and Zurquiyah, and Mr. Gwin, respectively, as part of our ongoing Board refreshment focus.

In addition to evaluating directors’ skills and experience that tie directly to our business strategy, the ESG Committee also regularly considers any changes in the professional status, independence, outside commitments, and other public company directorships of our directors to assess the potential impact of these changes on the Board’s effectiveness.

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Board and Committee Evaluations

The Board believes that a rigorous evaluation process is an essential component of strong corporate governance practices. Each year, the Board reviews its effectiveness through a comprehensive self-evaluation process at the Board and committee levels.

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Board Commitments

In conjunction with our Board and committee evaluations, our ESG Committee is responsible for ensuring that our directors possess and demonstrate a willingness to devote the required time and attention to Board duties and to otherwise fulfill the responsibilities required of directors.

A majority of our directors serve on no more than two other public company boards of directors. Our ESG Committee and our Board believe that each of our directors will continue to demonstrate her or his expertise and ability to dedicate sufficient time to carry out Board duties effectively and diligently. Except for Mr. Gwin, who joined in 2023, all of our current director nominees attended 100% of our Board and their respective committee meetings in 2022.

In assessing our directors’ ability to devote the required time to his or her Board duties, the ESG Committee reviews the nature of the other companies on which they serve, including whether any board service is with a company that is either affiliated with their employer or affiliated with one of their other directorships. The ESG Committee also discusses with each director the time commitments and expectations of his or her other board duties to ensure that he or she can continue to serve the Company and its shareholders effectively.

Mr. Carvalho Filho’s duties as a director of Companhia Brasileira de Distribuição (Grupo Pão de Açúcar) (“GPA”) include serving on the board of a GPA affiliate, Cnova N.V. GPA has a 34% ownership interest in Cnova N.V. and three out of nine directors on Cnova N.V.’s board of directors are appointed by GPA. As such, Mr. Carvalho Filho’s role and time commitment at these two companies differs from serving on two traditional, unrelated publicly traded companies. Notably, Mr. Carvalho Filho has attended 100% of all Board and relevant committee meetings since the formation of TechnipFMC. His preparedness for meetings and active engagement with our Board and management continues to demonstrate his commitment to our Company and its shareholders.

Shareholder Recommendations for Future Candidates

Shareholders may submit recommendations for future candidates for election to the Board for consideration by the ESG Committee by writing to us at Hadrian House, Wincomblee Road, Newcastle upon Tyne, NE6 3PL, United Kingdom, Attention: Corporate Secretary. All recommendations from shareholders will be reviewed by the ESG Committee. The ESG Committee evaluates nominees recommended by shareholders in the same manner in which it evaluates other nominees. Please see the section entitled “Criteria for Board Membership in Governance Guidelines” above for more information.

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Board Diversity

Our Board of Directors demonstrates a broad range of diversity, across gender and race or ethnicity, in addition to their diversity of skills and experiences. The following charts show the composition of our Board by racial or ethnic, gender and nationality diversity.

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Enterprise Risk Management

Executive management is responsible for the day-to-day management of the risks the Company faces, while our Board, as a whole and through its various committees, has responsibility for the oversight of risk management for the Company. The Company has an Enterprise Risk Management (“ERM”) process and framework to identify and evaluate varying levels of risk and their potential impact on the Company, as well as steps to mitigate those risks. As part of the ERM framework, our senior management, led by our Chair and CEO, undertakes a process that identifies, categorizes, and analyzes the relative severity and likelihood of the various risks to which the Company is or may be subject. In addition, our Board and its committees receive periodic reports from senior management that identify and assess significant enterprise-related risks and address mitigation strategies and plans implemented or proposed for each key risk.

In addition, while the Board has ultimate responsibility for overall risk management oversight, it has designated each of its three Board committees with oversight of certain risks within their own areas of responsibility, as indicated in the table below.

Audit Committee	Compensation and Talent Committee	ESG Committee

► Legal and regulatory compliance related to financial statements and disclosures

► Financial reporting and internal controls

► Liquidity

► Contract management

► Cybersecurity

► Other risks, such as taxes and foreign exchange

► Insurance

► Legal and regulatory compliance related to compensation and benefits

► Compensation policies and practices (including employee benefit plans and administration of equity plans)

► Procedures for management succession

► Diversity, equity, and inclusion

► Legal and regulatory compliance related to corporate governance ► Director succession ► Crisis management preparedness ► Environmental, social, and governance ► Company’s compliance program

HSE risks and mitigating actions are reported to the Board of Directors by our Chair and CEO for consideration and advice. HSE is one of the core risk areas for our Company and therefore the Board of Directors has determined that the responsibility for this area is shouldered by the entire Board. For more information on our HSE activities, please see the section entitled “Health, Safety, and Security” in our U.K. Annual Report and Accounts.

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Committees of the Board of Directors

The Board continually reviews the scope of responsibilities of its committees to ensure that each functions appropriately to provide requisite oversight and guidance. Our Board maintains an Audit Committee, a Compensation and Talent Committee, and an ESG Committee, each of which comprises a minimum of three directors selected by the Board upon recommendation of the ESG Committee. Each member of our Audit Committee, Compensation and Talent Committee, and ESG Committee, which collectively includes all members of our Board other than our Chair and CEO, meets the independence standards as defined under the NYSE’s listing standards and SEC rules, as applicable. Additionally, each member of our Audit Committee qualifies as an “audit committee financial expert,” as defined by SEC rules.

In 2020, to better reflect our focus on corporate responsibility and sustainability at the Board level, the originally named Nominating and Corporate Governance Committee’s charter was substantially expanded to include oversight of the Company’s policies, programs, and strategies related to environmental stewardship, responsible investment, corporate citizenship, human rights, and ESG risk management. The charter of this committee, now our ESG Committee, was amended to refine its focus on ESG matters, with responsibility for reviewing and monitoring the development and implementation of ESG targets, standards, metrics, or methodologies, and reviewing the Company’s public disclosures with respect to ESG matters.

In 2022, to enhance our commitment to our employees, we changed the name of our Compensation Committee to the Compensation and Talent Committee, and expanded the scope of its charter to include oversight of succession planning of executive officers and senior management, with an enhanced focus on training and development and diversity, equity, and inclusion across TechnipFMC.

We also amended the charter of our Audit Committee to include responsibility for reviewing the metrics of certain health, safety, and environmental matters. Oversight for health, safety, environmental, and security matters remains with the full Board.

The Board receives regular updates from its committees on individual categories of risk, including strategy, financial/ operations, cybersecurity, people, technology, investment, legal/compliance, political/legislative/regulatory, corporate social responsibility, and sustainability. Each of these committees operates pursuant to a written charter setting out the functions and responsibilities of the committee, which is reviewed annually, and may be viewed on our website at www.technipfmc.com under the heading “About us > ESG.”

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Audit Committee

2022 Meetings: 4
Current Members	Primary Responsibilities
Kay G. Priestly (Chair) Eleazar de Carvalho Filho Robert G. Gwin[1] Sophie Zurquiyah

► Oversight of the financial management and control of the Company, as well as oversight of the Company’s independent registered public accounting firm

► Monitoring the Company’s financial reporting process

► Reviewing the Company’s consolidated financial statements and internal controls with management and the independent auditor

► Monitoring the Company’s compliance with its internal accounting and control policies, as well as legal and regulatory requirements to the extent such compliance relates to the consolidated financial statements and financial disclosures

► Selecting, subject to shareholder approval, the Company’s independent auditor, and reviewing the qualifications, independence, performance, and remuneration of such independent auditor

► Reviewing the effectiveness and performance of the Company’s internal audit function

► Considering risks relating to cybersecurity and receives regular reports on the Company’s cyber readiness, adversary assessment, risk profile status, and any countermeasures being undertaken or considered by the Company

► Reviewing the effectiveness of processes for reviewing and escalating financial-related allegations reported through the Company’s allegation hotline

► Reviewing certain Company metrics on health, safety, and environmental matters

(1)	Mr. Gwin was appointed to the Audit Committee on February 21, 2023.

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Compensation and Talent Committee

2022 Meetings: 4
Current Members	Primary Responsibilities
John O’Leary (Chair) Claire S. Farley John Yearwood

► Reviewing, evaluating, and approving the agreements, plans, policies, and programs of the Company to compensate its independent directors, the Chair and CEO, and other officers

► Consistent with equity plans approved by the Company’s shareholders, reviewing, evaluating, and approving all equity awards by the Company to executive officers and approving the number of equity securities or equity derivatives that the CEO is authorized to allocate to all other employees at his discretion

► Reviewing the compensation disclosures in the Company’s U.K. Annual Report and Accounts and Proxy Statement for the Company’s annual general meeting of shareholders

► Producing the Compensation and Talent Committee Report to be included in the Company’s Proxy Statement

► Reviewing, evaluating, and approving the directors’ remuneration policy and the directors’ remuneration report

► Reviewing and evaluating potential successors for executive officers and others in senior management

► Reviewing and evaluating global strategy on diversity, equity, and inclusion

► Otherwise discharging the Board’s responsibilities related to compensation of the Company’s executive officers and directors

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ESG Committee

2022 Meetings: 4
Current Members	Primary Responsibilities
Peter Mellbye (Chair)[1] Margareth Øvrum John Yearwood

► Advising and making recommendations to the Board regarding corporate governance and ESG practices and initiatives and overseeing the Company’s progress in implementing its practices and programs

► Monitoring the development and implementation of the Company’s compliance program (including procedures for allegation reporting, investigation, and remediation) to ensure that the Company operates in compliance with the principles of ethical conduct and good governance

► Identifying individuals qualified to become Board members, consistent with the criteria approved by the Board, and recommending director nominees to the Board for election at the annual general meeting of shareholders or for appointment to fill vacancies on the Board

► Recommending directors to serve on each committee of the Board and recommending the Lead Independent Director

► Leading the Board in the annual performance evaluation of the Board and its committees

(1)	Mr. Peter Mellbye has informed the Company that he will not stand for re-election at the 2023 Annual Meeting. The Board expects to appoint Mr. Carvalho Filho to the ESG Committee and as Chair of the ESG Committee as of the date of the 2023 Annual Meeting. Upon his appointment, he will no longer serve on the Audit Committee.

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Board Meetings and Attendance

Our Board met in person or by telephone conference four times in 2022.

*All of our 2023 director nominees attended all Board and committee meetings in 2022 except for Mr. Gwin, who joined the Board in 2023. Mr. Mellbye attended all but one Board and ESG Committee meeting in 2022.

Director Independence

Annual Review of Independence

The ESG Committee conducts an annual review of the independence of Board members and reports its findings to the full Board, which then makes a determination as to the independence of each director, as defined under the standards adopted by the NYSE and regulations adopted by the SEC. These standards specify certain relationships that are prohibited in order for a director to be deemed independent. In addition to these objective standards, our Board makes a subjective determination of independence by evaluating all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with whom the director has an affiliation.

The Board has not adopted a policy that deems a director to be non-independent after a certain tenure on the Board as we believe our retirement policy and natural turnover will achieve the appropriate balance between long-term directors with deep institutional knowledge and new directors who bring fresh perspectives and diversity to our Board. Our Board reviews director tenure in connection with its director independence determinations. If all of our director nominees are elected at the Annual Meeting, the average tenure of our independent directors will be approximately four years as the Board believes prior service on our legacy companies differed in breadth and scope from current service on our Board.

The Board’s independence determinations included a review of all 2022 commercial transactions, relationships, and arrangements between us and our subsidiaries, affiliates, and executive officers with entities associated with our directors or members of their immediate family. Such transactions, relationships, and arrangements are summarized below.

►	The Board considered that Mses. Farley, Øvrum and Priestly, and Messrs. O’Leary, Yearwood and Mellbye, each served as directors or executive officers at companies that have had commercial business relationships with the Company in 2022, all of which were ordinary course commercial transactions.

►	Ms. Øvrum is a member of the Board of Directors of FMC Corporation, our former parent company. Our Company and FMC Corporation are parties to a separation and distribution agreement and a joint litigation defense agreement that relate to the separation of the companies’ businesses that occurred in 2001.

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Independence Determination

In determining that none of the relationships noted above affected the independence of any of the interested directors, the ESG Committee considered the nature of the transactions, the dollar amounts involved, and the respective director’s role, if any, in the transaction.

Based on the report and recommendation of the ESG Committee, the Board has affirmatively determined that each of our non-executive directors is “independent” as defined under the NYSE listing standards. As such, following our Annual Meeting, eight of our nine directors will be non-executive, independent directors. In addition, the Board has affirmatively determined that all of the members of the Audit Committee and Compensation and Talent Committee satisfy the enhanced independence criteria required for such members under regulations adopted by the SEC and NYSE listing standards.

Compensation Committee Interlocks
and Insider Participation

From January 1, 2022 through December 31, 2022, the members of the Compensation and Talent Committee of the Board were Claire S. Farley, John O’Leary, and John Yearwood. None of these persons has ever been an officer or employee of the Company or any of our subsidiaries or had any relationships with us or any of our subsidiaries requiring disclosure under SEC regulations. None of our executive officers has ever served on the board of directors or the compensation committee (or board committee performing equivalent functions) of any other entity that has had any executive officer serving as a member of our Board or Compensation and Talent Committee.

Communications with Directors

To provide our shareholders and other interested parties with a direct and open line of communication to our Board, a process has been established for communications with any member of the Board, including our Lead Independent Director, the Chair of any of our committees, or with our non-executive directors as a group, by sending such written communication to c/o Lead Independent Director, TechnipFMC plc, Hadrian House, Wincomblee Road, Newcastle upon Tyne, NE6 3PL, United Kingdom. Please visit our website at www.technipfmc.com for any changes to our principal headquarters address. All communications will be received, processed, and then directed to the appropriate member(s) of our Board, other than, at the Board’s request, certain items unrelated to the Board’s duties, such as spam, junk mail, solicitations, employment inquires, and similar items.

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Director Compensation

This section describes the Company’s compensation programs that apply to our non-executive directors. The compensation of our Chair and CEO, Douglas Pferdehirt, is included in the “Executive Compensation Discussion and Analysis” section below because he is a named executive officer (“NEO”) under SEC rules.

Non-executive Director Compensation

Compensation for our non-executive directors was developed by the Compensation and Talent Committee with the assistance of its compensation consultant, Fredrick W. Cook & Co., Inc. (“FW Cook”), and approved by the Board. The program, which comprises cash compensation and Restricted Stock Units (“RSU”) awards, is designed to reflect the practices of peer companies as determined by reference to the peer groups discussed in “Executive Compensation Discussion and Analysis.”

The directors’ compensation program is intended to provide a competitive package that enables the Company to attract and retain highly skilled individuals with relevant experience and the necessary time and ability to serve on the board of a company of our size, complexity, and geographical breadth. The program balances the practices within our market norms in our core geographies, and the varied expectations of our diverse shareholder base. Given the global talent pool that our directors represent, the program is also designed to provide sufficient flexibility in the form of compensation delivered to meet the needs of individuals who are located in different countries and the travel that is often required to attend meetings, while ensuring that a substantial portion of directors’ compensation is linked to the long-term success of the Company.

Key Non-executive Director Compensation Practices
TechnipFMC uses an independent consulting firm to recommend changes in compensation for non-executive directors.
Any changes to our director compensation program are reviewed and approved by our Compensation and Talent Committee, comprising independent directors.
Any changes to our director compensation program recommended by our Compensation and Talent Committee must be ratified by a vote of our full Board.
Our Directors’ Remuneration Policy reflects sector and geographic (U.S. and European) peer groups as well as both U.S. and European compensation practices, given the global nature of the Company, our NYSE listing, and our U.K. incorporation.
Our Directors’ Remuneration Policy provides for an annual cap on total remuneration (i.e., cash and equity awards) of $500,000.
Each non-executive director is subject to a share ownership requirement of 5x the annual cash retainer.

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Components of Non-executive Director Compensation

The following table describes the components of the Company’s non-executive director compensation program for 2022 pursuant to our Directors’ Remuneration Policy, which was approved at the 2021 Annual Meeting.

Compensation Element	Compensation
Annual Cash Retainer	$100,000
Annual Equity Grant	$175,000 in RSUs, vesting after one year of service and settled in Ordinary Shares on a date elected by the non-executive director that is either (a) after a period of one to ten years from the grant date or (b) upon their separation from Board service. The elections are made prior to the beginning of the grant year and are irrevocable after December 31 of the year prior to grant.
Annual Chair Fee	$20,000 for Audit Committee $15,000 for Compensation and Talent Committee $10,000 for ESG Committee
Annual Lead Independent Director Fee	$50,000
Committee Meeting Fee	$2,500 per committee meeting
Other Benefits	Reimbursement of travel and other related expenses incurred in connection with attending Board and committee meetings Assistance with the annual individual U.K. tax return

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Non-executive Director Compensation Table

The following table details the total compensation for our non-executive directors for the year ended December 31, 2022. Our Chair and CEO, Mr. Pferdehirt did not receive any additional compensation for his service as a director.

2022 Members of the Board of Directors

	Fees Earned or Paid in Cash ($)			All Other Compensation ($)[3]
Name	Annual Cash Retainer ($)	Additional Fees ($)[1]	Stock Awards ($)[2]		Total ($)
Eleazar de Carvalho Filho	100,000	10,000	175,000		285,000
Claire S. Farley	100,000	60,000	175,000		335,000
Peter Mellbye	100,000	17,500	175,000	493	292,993
John O’Leary	100,000	25,000	175,000		300,000
Margareth Øvrum	100,000	10,000	175,000	6,034	291,035
Kay G. Priestly	100,000	30,000	175,000	433	305,433
John Yearwood	100,000	20,000	175,000		295,000
Sophie Zurquiyah	100,000	10,000	175,000	493	285,493

(1)	Includes the amount of fees paid for attendance at committee meetings and additional fees paid to the Chair of each Board committee and to the Lead Independent Director.
(2)	RSU grants were valued using the closing price on the NYSE of the Company’s Ordinary Shares on March 8, 2022 of $7.88 per share, in accordance with the SEC proxy disclosure rules and Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The annual RSU grant vests after one year of service but is settled in Ordinary Shares. Subject to Company blackout rules, the non-executive director selects a settlement date that is either (a) after a period of one to ten years from the grant date or (b) upon their separation from Board service. The RSUs are forfeited if a director ceases service on the Board prior to the vesting date of the RSUs, except in the event of death or disability. Unvested RSUs will be settled and are payable in Ordinary Shares upon the death or disability of a director or in the event of a change in control of the Company. The aggregate outstanding RSUs held by each of the Company’s non-executive directors on December 31, 2022 was 580,564 (402,900 of which were vested but not yet settled in Ordinary Shares as of December 31, 2022). Dividend equivalents will accumulate on the RSUs to the extent the Company pays dividends on its Ordinary Shares.
(3)	Includes assistance for annual individual U.K. tax preparation provided by Deloitte. Total amount is based on utilization by the respective director in a given tax year.

Other Benefits

Each non-executive director receives reimbursement for travel and other related expenses incurred in connection with attending Board and committee meetings.

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Director Share Ownership Requirements

To further align the interests of non-executive directors with the interests of the Company’s shareholders, each non-executive director is subject to a share ownership requirement.
Ownership Requirement	5x the annual cash retainer
Covered Share Interests	Ordinary Shares and RSUs that the director owns and/or has a beneficial interest in
Time for Achievement	Five years from initial appointment

All of our directors met their pro-rated share ownership requirements as of December 31, 2022.

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Proposal 2 —
2022 Say-on-Pay for NEOs

What am I voting on?

Executive compensation is an important matter to the Company, the Board, the Compensation and Talent Committee, and the Company’s shareholders. Our executive compensation program is reviewed by the Compensation and Talent Committee with the objective of developing a program that drives the achievement of the Company’s overall performance and business strategies to create and preserve value for our shareholders.

Our say-on-pay vote gives our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our NEOs as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion. We currently include this advisory vote on an annual basis. While the say-on-pay vote is advisory and therefore not binding, our Board and Compensation and Talent Committee value the diverse perspectives of our shareholders, which we receive through a number of channels, including the say-on-pay vote. We carefully consider our shareholders’ feedback throughout the year in evaluating our executive compensation program. We are asking our shareholders to approve the compensation of our NEOs by casting a vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby APPROVED.”

Where can I find information about executive compensation?

The “Executive Compensation Discussion and Analysis” section of this Proxy Statement describes in detail our executive compensation program and decisions made by our Compensation and Talent Committee for 2022.

Is this vote binding on the Board or the Compensation and Talent Committee?

This vote is advisory only, pursuant to Section 14(a) of the Exchange Act, and our NEOs’ 2022 compensation is not conditional on it. The vote will not be binding upon the Board or the Compensation and Talent Committee, and neither the Board nor the Compensation and Talent Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal.

The Board values shareholders’ feedback, and the Compensation and Talent Committee will review and consider the outcome of the vote, as well as feedback received directly from shareholders from our shareholder engagement program, in connection with the ongoing review of the Company’s executive compensation program. However, shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual general meeting of shareholders.

How does the Board recommend that I vote?
The Board recommends that you vote “FOR” this proposal.

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Proposal 3 — 2022 Directors’ Remuneration Report

What am I voting on?

All U.K. incorporated companies that are “quoted companies” under the Companies Act are required to submit their directors’ remuneration report to shareholders on an annual basis. As such, we are asking our shareholders to approve, on a non-binding advisory basis, the 2022 Directors’ Remuneration Report of our U.K. Annual Report and Accounts, which reports our 2022 executive and non-executive directors’ compensation. Please see the discussion under “Proposal 2 — 2022 Say-on-Pay for NEOs” above for the reasons why the Board is recommending that the shareholders vote “FOR” the 2022 Directors’ Remuneration Report.

Is this vote binding on the Board or the Compensation and Talent Committee?

This vote is advisory only, pursuant to the Companies Act, and our directors’ entitlement to receive remuneration is not conditional on it. Payments made or promised to directors will not have to be repaid, reduced, or withheld in the event the resolution is not passed.

The resolution and vote are a means of providing shareholder feedback to the Board. The Board values shareholders’ feedback, and the Compensation and Talent Committee will review and consider the outcome of the vote in connection with the ongoing review of the Company’s executive director and non-executive director compensation programs.

How does the Board recommend that I vote?
The Board recommends that you vote “FOR” this proposal.

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Executive Compensation Discussion and Analysis

Unlocking Shareholder Value

In 2021, the Board of Directors and executive officers led the successful Spin-off of Technip Energies and the emergence of TechnipFMC as a leading technology provider to the traditional and new energy industries, delivering fully integrated projects, products, and services.

Since then, we have continued our transformation and taken meaningful actions that led to shareholder value creation.

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We Significantly Outperformed our Peers in 2022

Driven by the value creation from these and other strategic actions, we significantly outperformed our peer group in 2022 as evidenced by the performance of our stock, our relative TSR and relative degree of alignment for 2022.

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Shareholder Engagement and Response to Say-on-Pay Vote

We have historically received shareholder support for our executive compensation programs with say-on-pay support in 2020 and 2021 averaging 85%. At the 2022 Annual Meeting, we received approximately 56% shareholder support for our 2021 executive compensation program.

How We Engaged Shareholders

We value feedback from our shareholders and undertook extensive efforts to engage with shareholders in 2022 and early 2023 to understand their perspective and took actions based on their feedback.

Our shareholder engagement plan was actioned in three ways:

Undertook a shareholder perception study. During August and September 2022, we engaged a highly regarded strategic communications firm to carry out a perception study with shareholders to gain anonymous insight and feedback on topics such as our business strategy, capital allocation, management performance and corporate governance topics, including our executive compensation programs.

Held face-to-face meetings with shareholders. During December 2022, our Chair and CEO and SVP, Investor Relations and Corporate Development traveled to meet in person with institutional shareholders representing 35% of our Ordinary Shares outstanding. These meetings followed our perception study and allowed for a more robust discussion of several topics raised by our shareholders.

Annual shareholder engagement sessions. In addition to direct engagement with portfolio management teams, we held shareholder engagement sessions as part of our regular annual practice, but also to get feedback and address concerns following the low Remuneration Report vote for our 2021 compensation program. We heard directly from them on various elements of our corporate governance, including executive compensation and our goals and achievements in addressing environmental and social issues/topics. In these sessions, we offered the participation of our Lead Independent Director and Chair of Compensation and Talent Committee as requested by shareholders.

What We Heard From Shareholders

During 2021-2022 engagement, our shareholders recommended changes to our long-term incentive (“LTI”) plan that further aligned our compensation practices with their interests. These changes included: (1) the reintroduction of return on invested capital (“ROIC”) as a performance measure in our LTI plan; and (2) increased rigor of the relative TSR payout scale in our LTI plan. These changes were made in our plan for the 2022 plan year, and our shareholders favorably acknowledged these changes in our 2022-2023 engagement.

Additionally, shareholders indicated concerns on the removal of performance conditions in outstanding 2019 and 2020 performance share unit awards. The Spin-off in 2021 resulted in the emergence of TechnipFMC as a leading technology provider to the traditional and new energy industries with a compelling and distinct investment profile. Following the Spin-off, the performance conditions were removed to pay out at target on the vesting date, since it was no longer possible to measure 2019-2021 and 2020-2022 performance against the set goals. We heard from our shareholders that they did not support this action, even with the rationale we provided. We accept this feedback and do not intend to remove performance conditions for our performance-based awards in the future.

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What We Did Based on Shareholder Feedback

Outlined below is a summary of our shareholder engagement, shareholder feedback, and the actions we took to address them:

Shareholder engagement team

Chair and CEO • SVP, Investor Relations and Corporate Development • EVP, Chief Legal Officer and Secretary
• EVP, People and Culture • Other members of senior leadership, as applicable.

Shareholder engagement and the outcome of our annual say-on-pay vote will continue to inform our future compensation decisions. Our shareholders have the opportunity to vote on our NEO compensation at the upcoming Annual Meeting. Please see the section entitled “Proposal 2 – 2022 Say-on-Pay for NEOs” on page 46 of this Proxy Statement for more information on this advisory vote.

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Our Executive Compensation Links Pay to the Advancement of TechnipFMC’s Financial Performance, Business Strategies and Shareholder Value Creation

We strive to exceed our key financial and business objectives and we link these to the long and short-term incentive components of our executive compensation.

The components of our executive compensation are summarized below.

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Results of 2022 Financial Results Tied to Executive Compensation

Loss from continuing operations attributable to TechnipFMC plc was $61.9 million with a margin of 0.9%, compared to income of $87.8 million with a margin of 1.4% for the prior year. These results included after-tax charges and credits totaling $49.3 million and a loss on early extinguishment of debt of $29.8 million. Adjusted EBITDA1, which excludes foreign exchange gains and losses, was $670 million, an increase of 18.7% compared to the prior year. Adjusted EBITDA margin1 was 10.0%, a nearly 120-basis point improvement compared to the prior year.

Our continued focus on cash generation resulted in resulted in $352 million of operating cash flow and $194 million of free cash flow1 in 2022. Strong cash generation and an improved capital structure will provide us with the flexibility needed for both sustainable shareholder distributions as well as the strategic investments we may pursue to ensure TechnipFMC remains a market leader today and in the energy future of tomorrow.

Adjusted EBITDA, adjusted EBITDA margin and free cash flow are non-GAAP measures. We believe that adjusted EBITDA, adjusted EBITDA margin and free cash flow1 enable investors and management to more effectively evaluate our operations and consolidated results of operations period-over-period. The foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

(1)	Adjusted EBITDA excludes non-recurring charges and credits, foreign exchange impact, as well as other items identified in TechnipFMC’s quarterly and annual financial statements. Free cash flow is defined as cash provided by operating activities less capital expenditures. For reconciliation of adjusted EBITDA, adjusted EBITDA margin, and free cash flow to their respective most directly comparable GAAP measures, please refer to “Appendix A – Reconciliation of Non-GAAP Measures” in this Proxy Statement.

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Named Executive Officers

Douglas J. Pferdehirt Age: 59 Position Held in 2022: Chair and Chief Executive Officer	Alf Melin Age: 53 Position Held in 2022: Executive Vice President and Chief Financial Officer
Justin Rounce Age: 56 Position Held in 2022: Executive Vice President and Chief Technology Officer	Victoria Lazar Age: 57 Position Held in 2022: Executive Vice President, Chief Legal Officer and Secretary
Jonathan Landes Age: 50 Position Held in 2022: President, Subsea

Our Executive Compensation Philosophy

Our executive compensation programs are designed to directly link our executives’ pay to their performance and the achievement of TechnipFMC’s overall performance and business strategies to create and preserve value for our shareholders.

Our vision to enhance the performance of the world’s energy industry is supported by the relentless drive of every individual at TechnipFMC. We are united by one single purpose: to bring together the scope, knowledge, and determination to transform our clients’ project economics. Our executive compensation is designed to help us achieve our vision by:

►	Motivating our executive officers to achieve and exceed our short-term and long-term goals and objectives

►	Aligning the interests of our executive officers with the interests of our shareholders by focusing our executive compensation program on drivers of sustainable shareholder value and by ensuring a majority of executive compensation is at-risk

►	Providing market competitive levels of compensation to help us retain and attract exceptionally talented individuals who can deliver on our vision

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Our 2022 Pay Programs Emphasize Pay-for-Performance

Our executive compensation incentive mix is intended to create a balance between achieving both short-term and long-term interests of the business through short-term and long-term compensation and link the interests of our NEOs with shareholders through significant at-risk-compensation.

(1)	RSUs are included in at-risk pay because their delivered value is based on share price at vesting.

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As intended by our pay-for-performance program, our 2022 executive compensation is directly tied to key financial, operational, ESG, and individual measures.

►	Total target compensation is made up of salary, an annual cash incentive, and long-term equity incentives.

►	Total target compensation is benchmarked relative to relevant peer groups by our independent compensation consultant, FW Cook. Our consultant considers market median data, as well as other factors including the experience, tenure, role criticality, and performance of the incumbent NEOs.

►	The 2022 Annual cash incentive was based on Adjusted EBITDA as a Percentage of Revenue (25%), Free Cash Flow from Operations (25%), ESG Scorecard measures (25%) and individual performance in areas of strategic significance (25%).

►	Payouts for the financial portion are based on quantifiable performance. There is no payout if Company performance is below a minimum level of performance due to our emphasis on paying for performance. Payouts increase with increasing levels of performance and there is a cap on payout at maximum performance. Performance targets and goals are predetermined, communicated in advance, and disclosed publicly.

►	The ESG Scorecard includes specific, measurable, and challenging goals to reduce our environmental impact, to support the communities where we live and operate, to improve and respect diversity, equity, and inclusion in our Company, to reinforce our health and safety culture, and to reaffirm our commitments to respecting human rights and to corporate governance.

►	Payout for the individual performance indicators is based on rigorous, individual goal setting and year-end evaluation of performance.

►	PSUs comprise the majority of the 2022 long-term equity incentive grant (70%) with payout contingent on relative TSR performance and ROIC, measured over the three-year (2022-2024) performance period.

►	The relative TSR performance measure comprises 50% of the PSU award and is based on equity returns – both share price performance and dividend distributions — relative to an external peer group. There is no payout if Company performance is below a minimum level of performance, and there is a cap on payout at maximum performance. In addition, in the case of negative absolute TSR performance, payouts are capped at target, even if our TSR performance relative to our Relative TSR Peer Group (as defined below) is above target.

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►	ROIC comprises 50% of the PSU award and is calculated based on a three-year average net operating profit after tax divided by a three-year average invested capital, and will assess our profitability and how effectively the Company uses capital over the three-year period to generate income.

►	Performance targets and goals are predetermined, communicated in advance, and disclosed publicly.

►	The remainder (30%) of the 2022 long-term equity incentive grant is delivered in the form of RSUs. The delivered value of RSUs to NEOs is also based on share price performance.

►	All long-term equity incentive awards vest at the end of three years and 50% of after-tax RSUs must be retained for at least one year following vesting.

2022 Financial Results Tied to our Annual Cash Incentive

The annual cash incentive comprises 13% and 22% of 2022 total target at-risk compensation for our CEO and other NEOs, respectively. Our CEO and other NEOs achieved a payout ranging from 111% to 125% of target for the annual cash incentive, based on the following:

►	The total payout for the business performance indicators (which make up 75% of the annual cash incentive plan) was 108% based on the following:

►	Performance for Adjusted EBITDA as a Percentage of Revenue was calculated to be 94%.

►	Performance on Free Cash Flow Conversion measures was calculated to be 111%.

►	2022 performance towards our 2021-2023 ESG objectives was confirmed at 120%.

►	The payout for the individual annual performance indicators (which makes up 25% of the annual incentive plan) ranged from 120% to 174%.

For detailed information regarding our 2022 results, please see our Annual Report on Form 10-K, which reports our results using U.S. GAAP, and our U.K. Annual Report and Accounts, which reports our results using international financial reporting standards (as adopted by the U.K.).

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TechnipFMC Proxy Statement 2023

Good Governance and Compensation Practices Aligned with Shareholders

Our compensation practices are designed to align with shareholder interests and incorporate strong governance practices that support the guiding principles of our executive compensation program, which include the following:

►	Attract talented individuals by providing market competitive levels of compensation

►	Support our pay-for-performance philosophy

►	Link the interests of our executive officers with the interests of the Company and shareholders

►	Align executive officers’ interests with our long-term financial and strategic objectives

►	Maintain flexibility to better respond to the cyclical energy industry

►	Encourage prudent risk-taking by our executives

What We Do:	What We Don’t Do:

► Pay for performance by aligning performance measures with our strategy and shareholder interests

► Majority of NEO compensation is performance-based, “at-risk” long-term compensation

► Maintain a clawback policy in the event of malfeasance or fraud

► Require robust executive and director share ownership requirements

► Engage an independent, external compensation consultant

► Benchmark compensation against relevant global and industry peer groups

► Cap PSU payout at target when relative TSR exceeds peers’ TSR, but absolute TSR is negative

► No single-trigger vesting upon a change-in-control

► No guaranteed bonuses

► No uncapped incentives

► No tax gross-ups on any severance payments

► No excessive perquisites, benefits, or pension payments

► No discounting, reloading, or repricing of stock options

► No hedging and pledging of Company securities

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Compensation Governance

Role of the Compensation and Talent Committee

Our Compensation and Talent Committee, comprising of independent non-executive directors, oversees our executive compensation program and determines the compensation for our executive officers on behalf of the Board. The Compensation and Talent Committee is responsible for, among other things, reviewing, evaluating, and approving:

►	The agreements, plans, policies, and programs of the Company to compensate its independent directors, Chair and CEO, and other officers, as applicable;

►	All awards of equity securities or equity derivatives to executive officers of the Company, as well as the total number of equity securities or equity derivatives to be allocated to all other employees at the discretion of the CEO, consistent with equity plans approved by the Company’s shareholders; and

►	The Company’s global strategy and initiatives related to executive succession planning for designated senior leadership roles and inclusion and diversity efforts.

The Compensation and Talent Committee also reviews the Company’s incentive compensation arrangements to ensure that they do not incentivize excessive risk-taking and evaluates compensation policies and practices that could mitigate any such risk.

Additional information on the roles and responsibilities of the Compensation and Talent Committee is provided in the section “Corporate Governance–Committees of the Board of Directors–Compensation and Talent Committee,” and the charter of the Compensation and Talent Committee may be viewed on our website at www.technipfmc.com under the heading “About us > ESG.”

Role of the Compensation and Talent Committee’s Independent Consultant

Under its charter, the Compensation and Talent Committee has the sole authority to retain and terminate any compensation consultant, outside counsel, or any other advisors engaged to assist in the evaluation of compensation of directors or executive officers, including the sole authority to approve the consultant’s fees and its terms. The Compensation and Talent Committee considers appropriate standards in selecting its compensation consultants consistent with NYSE rules, SEC rules, and requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

In March 2021, the Committee selected FW Cook as its independent compensation consultant. During 2022, FW Cook provided advice to the Compensation and Talent Committee on the prevalence and design of executive compensation programs. In addition, FW Cook advised the Committee on 2022 director and executive compensation matters, updates on executive compensation trends and applicable legislative and governance activity, and on the Compensation Peer Group used to establish the market value of executive jobs and inform pay practices.

The Committee assesses FW Cook’s independence and objectivity by considering seven factors:

1.	The provision of other services to TechnipFMC by FW Cook;

2.	The amount of fees paid to FW Cook, as a percentage of FW Cook’s total revenue;

3.	FW Cook’s policies and procedures that are designed to prevent conflicts of interest;

4.	Any business or personal relationship of FW Cook (or the spouse of the compensation advisor) with the members of our Board, the Compensation and Talent Committee, or our executive officers;

5.	Any stock of TechnipFMC owned by FW Cook (or the compensation advisor’s immediate family members);

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6.	Any business or personal relationship of the compensation advisor (or the spouse of the compensation advisor) or FW Cook (including any employee of FW Cook) with any individual who served as an executive officer of TechnipFMC since December 31, 2021; and

7.	Other factors deemed relevant to the independence of FW Cook from TechnipFMC any Committee member of TechnipFMC or any member of TechnipFMC’s management.

The Compensation and Organization Development Committee has considered and assessed all relevant factors, including those required by the SEC, that could give rise to a potential conflict of interest and determined that FW Cook’s work performed during 2022 did not raise any conflicts of interest.

FW Cook was paid approximately $226,412 in time and expense fees related to executive compensation services provided in 2022. FW Cook provides no services to TechnipFMC or its management other than the services provided to the Committee in its capacity as the Committee’s independent advisor on executive and director compensation matters. In accordance with its annual practice and pursuant to the SEC rules and NYSE listing standards, the Committee annually reviews and considers the independence of FW Cook.

The Annual Process

Each year the Compensation and Talent Committee approves an annual calendar which sets out the key activities in accordance with its charter. The key activities of the committee in 2022 were as follows:

► Approve compensation decisions and equity awards for directors and officers

► Approve Company performance achievements for prior year in relation to annual short-term and long-term incentive plans

► Review and discuss executive compensation strategy, structure, and programs

► Approve annual compensation disclosures in Company Proxy Statement and U.K. Annual Report and Accounts

► Review executive officer share ownership guidelines and compliance

► Discuss proxy advisory feedback, shareholder engagement outcomes and review annual meeting vote results

► Determination of the Compensation Peer Group

► Review internal governance policies (e.g., claw-back, insider trading policy, anti-hedging, pledging) and compliance

► Approve equity programs, annual equity budget for non-executives, and impact on shareholder dilution

► Review of peer compensation practices and executive leadership compensation versus Compensation Peer Group

► Provide feedback on potential framework for annual and long-term incentive plans for the upcoming fiscal year

► Review the Company’s strategy related to succession planning for senior leadership roles

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Compensation Decisions

Compensation Peer Group

We compete with energy industry companies, as well as with other industries and professions, for executive-level talent. In making decisions about target compensation levels, the Compensation and Talent Committee reviews data from peer group proxy statements as well as general industry and industry-specific market surveys.

In looking for potential peer companies, the Compensation and Talent Committee evaluated companies with reasonably similar business characteristics, which included:

►	Applicable Industry Focus – Prioritize public companies with energy or engineering and construction elements that trade on major U.S. stock exchanges

►	Relevant Size Range – Revenue between 1/3 to 3x TechnipFMC’s projected 2022 revenue, market capitalization, and assets

►	Comparable Quantitative Characteristics – Projected EBITDA margins less than 25%, non-U.S. revenue greater than 33% of total revenue, and total employees between 1/3 to 3x TechnipFMC’s projected number of employees

►	Comparable Business Characteristics – Similar margin profile, sales per full-time employee, and asset intensity

►	Comparable Qualitative Characteristics – Prioritized companies that are logistically and technically complex, mature stage businesses, and business-to-business focused

Following this evaluation, the Committee determined that the following companies continue to constitute the peer group for benchmarking executive compensation decisions for 2022 and 2023.

Compensation Peer Group Constituents
AECOM APA Corporation Baker Hughes ChampionX Corp. Chart Industries, Inc. Devon Energy Corporation Dover Corporation Fluor Corporation Halliburton Company	Jacobs Engineering Group Inc. KBR, Inc. National Oilwell Varco, Inc. Oceaneering International Quanta Services, Inc. SLB Transocean Ltd. Valmont Industries Weatherford International plc

Setting Target Executive Compensation

In determining the target compensation package for each NEO, the Compensation and Talent Committee compares each element and combined total of an NEO’s compensation to data for relevant roles within the Compensation Peer Group. To provide additional perspectives, the Compensation and Talent Committee also considers internal relativities between the CEO and the NEOs.

In setting target compensation, the Compensation and Talent Committee also considers market median data, as well as other factors including the experience, tenure, role criticality, and performance of the incumbent NEOs. In addition, any changes to the CEO’s target compensation are in accordance with the shareholder-approved Directors’ Remuneration Policy.

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No executive participates in any discussion that relates to his or her own compensation.

►	The Compensation and Talent Committee, in partnership with its independent advisor, determines and approves any changes to compensation for the Chair and CEO, who is not present during these discussions.

►	The CEO recommends changes to compensation for the other NEOs without them present, which are approved by the Compensation and Talent Committee with input from its independent compensation consultant.

Use of Compensation Tally Sheets

The Compensation and Talent Committee uses tally sheets to ensure they receive the information necessary to evaluate the total compensation of an NEO. Tally sheets list each component of an executive’s compensation throughout a range of alternative scenarios (e.g., termination, change-in-control transaction, etc.). The compensatory amounts include cash compensation, accumulated deferred compensation balances, outstanding equity awards, benefits, perquisites, and any other item, as well as projected values of equity awards under various performance and termination scenarios, realized stock option and stock gains, and total wealth accumulation.

Establishing Performance Measures and Goals

In setting performance goals, the Compensation and Talent Committee considers the Company’s annual financial plans, strategic initiatives, and projections, which are impacted by the following factors:

►	The overall business climate and the cyclical nature of our business

►	Underlying market conditions for our products and services

►	Volatility in commodity prices

►	Our competitors’ performance

►	Anticipated changes in customer activity

►	Our prior-year performance

These inputs inform discussions regarding both the targets and the ranges around the targets to ensure the goals are sufficiently difficult without incentivizing inappropriate risk taking.

Elements of 2022 Executive Compensation

Our executive compensation program is comprised of short-term and long-term components that link executives’ pay to their performance and their advancement of TechnipFMC annual and long-term performance and business strategies. In addition, the programs also align the executives’ interests with those of shareholders and encourage retention of high-performing executives.

The table below summarizes these elements, along with their purpose and key characteristics.

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Element	Purpose	Key Characteristics
Base Salary	To provide market competitive compensation for the role	► Fixed cash compensation ► Reflects major responsibilities of an NEO’s role ► Set with reference to market median of compensation peer group, based on responsibility, experience, and performance
Annual Cash Incentive	To drive and reward the achievement of short-term Company strategic goals and individual contributions

► At-risk cash compensation

► Target value based on role, set with reference to market median

► Paid based on achievement of business performance targets (75%) and individual performance targets (25%)

► 2022 business performance targets were Adjusted EBITDA as a Percentage of Revenue (25%), Free Cash Flow from Operations (25%), ESG Scorecard measures (25%), and individual performance measures (25%)

► Actual payout can range from 0% to 200% of target

Performance Share Units (“PSUs”)	To drive and reward the achievement of long-term results and align interests of NEOs with shareholders’ interests

► Payout linked to the achievement of TechnipFMC relative TSR (50%) and ROIC (50%) for the 2022 to 2024 performance period

► Realized value based on payout based on performance and post-grant share price appreciation

► Actual payout can range from 0% to 200% of target

Restricted Stock Units (“RSUs”)	Further align NEOs’ interests with the interests of our shareholders by incentivizing them to increase share price, while reinforcing the retention impact of our compensation program	► Realized value based in part on post-grant share price appreciation ► 50% of after-tax RSUs must be retained for at least one year following vesting ► Three-year cliff vesting period
Health and Welfare Benefits, Retirement Benefits, and Perquisites	To facilitate the performance of the role and ensure a market competitive total compensation package

► Health and welfare benefits, the same as benefits offered to other employees of the Company in the respective countries

► Retirement savings offered through participation in our 401(k) and non-qualified defined contribution plans for eligible U.S. NEOs, similar to plans offered to other U.S. employees

► Limited perquisites including financial planning, tax assistance, use of company cars, club memberships, executive physicals, and security services where necessary

► Limited participation in other programs dependent on geography and tenure (non-U.S.-based NEO)

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Base Salary

We provide our NEOs with a market competitive base salary to compensate them for services performed during the year. We set base salary by referencing market median total target compensation. When setting an individual NEO’s base salary, we consider factors such as individual performance, experience, and contributions to the business, while staying within an appropriate range of the market median for the role.

The Compensation and Talent Committee reviews base salary for NEOs on an annual basis. For the Chair and CEO, the Compensation and Talent Committee determines and approves any changes, with input from the Compensation and Talent Committee's independent compensation consultant. For the other NEOs, the Chair and CEO recommends changes to the Compensation and Talent Committee with the support of the Compensation and Talent Committee's compensation consultant, and the Compensation and Talent Committee approves the changes. The NEOs do not participate in discussions or decisions relating to their own or the other NEOs’ compensation.

The table below provides the annualized base salaries for each NEO with the effective dates noted below:

Named Executive Officer	December 31, 2021	December 31, 2022	% Change
Douglas J. Pferdehirt	$1,236,000	$1,236,000	0.0%
Alf Melin	$650,000	$650,000	0.0%
Justin Rounce	$600,000	$600,000	0.0%
Jonathan Landes[1]	$475,000	$525,000	10.5%
Victoria Lazar	$500,000	$500,000	0.0%

(1)  Mr. Landes received a base pay adjustment to ensure a competitive market position commensurate with performance and time in role.

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Annual Cash Incentive

2022 Annual Cash Incentive Targets

We provide our NEOs with an annual cash incentive to drive and reward the achievement of short-term Company strategic goals and individual contributions. Each NEO has an annual cash incentive target, set as a percentage of base salary. Each NEO can earn 0% to 200% of their annual cash incentive target, depending on Company and individual performance.

The Compensation and Talent Committee reviews and approves target annual cash incentive percentages for the NEOs annually, based on a review of market median total compensation data for our peers. The targets are set at appropriate levels to incentivize executive officers to achieve the short-term financial, ESG goals for the Company, as well as individual goals. The annual cash incentive also ensures that we provide executive officers with market-competitive levels of total compensation.

The following were the 2021 and 2022 annual cash incentive targets for our NEOs:

Named Executive Officer	2021	2022	Increase
Douglas J. Pferdehirt	135%	135%	0%
Alf Melin	100%	100%	0%
Justin Rounce	100%	100%	0%
Jonathan Landes	100%	100%	0%
Victoria Lazar	100%	100%	0%

Annual Cash Incentive Performance Indicators

75% of the annual cash incentive is based on business performance indicators (“BPI”), and 25% is based on individual annual performance indicators (“API”).

75% BPI Assessment of overall Company performance based on business performance indicators	+	25% API Assessment of individual performance based on qualitative factors reflected in the executive directors’ annual performance objectives

BPI Component – 75% of Annual Cash Incentive

The BPI components are intended to drive the achievement of key financial and ESG objectives. Each component is assessed independently from the other components and has a maximum possible payout of 200% of target. Furthermore, if performance with respect to any BPI fails to meet the threshold level, the payout is 0%.

Target Setting for BPI Measures

Performance targets related to our annual cash incentive are set at “stretch” targets that are considered difficult and challenging but achievable with superior execution based on our long-range plans. Given the cyclical nature of our industry sector, as well as the variability in some of our metrics caused by the life cycle progression of a few very large projects, our targets can vary in absolute terms when compared to prior year targets but are set to ensure that achievement will require the same or improved execution to achieve the targets.

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In setting performance goals, the Compensation and Talent Committee considers the Company’s annual financial plans, strategic initiatives, and projections, which are impacted by the following factors:

►	The overall business climate and the cyclical nature of our business

►	Underlying market conditions for our products and services

►	Volatility in commodity prices

►	Our competitors’ performance

►	Anticipated changes in customer activity

►	Our prior-year performance

These inputs inform discussions regarding both the targets and the ranges around the target to ensure the goals are sufficiently difficult without incentivizing inappropriate risk taking.

The 2022 BPI measures for the annual cash incentive are outlined below:

BPI Measure *% Weighting*	Definition	Why it matters
Adjusted EBITDA as a Percentage of Revenue % *25% Weighting*	Adjusted earnings before interest, taxes, depreciation, and amortization, calculated as a percentage of revenue	Reflects our performance in leveraging cost efficiencies, and driving profitability improvement, which help create a sustainable business
Free Cash Flow *25% Weighting*	Cash provided by operating activities, less capital expenditures	Measures our ability to generate cash as an indicator of the financial health and liquidity of the Company
ESG Performance *25% Weighting*	Performance relative to the TechnipFMC ESG Scorecard	Directly links our compensation program to our ESG commitments and objectives, including our 2021-2023 ESG Scorecard

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TechnipFMC Proxy Statement 2023

2022 Key Financial Results Linked to the Compensation of Our Executives

Loss from continuing operations attributable to TechnipFMC plc was $61.9 million with a margin of 0.9%, compared to income of $87.8 million with a margin of 1.4% for the prior year. These results included after-tax charges and credits totaling $49.3 million and a loss on early extinguishment of debt of $29.8 million. Adjusted EBITDA1, which excludes foreign exchange gains and losses, was $670 million, an increase of 18.7% compared to the prior year. Adjusted EBITDA margin1 was 10.0%, a nearly 120-basis point improvement compared to the prior year.

Our continued focus on cash generation resulted in resulted in $352 million of operating cash flow and $194 million of free cash flow1 in 2022. Strong cash generation and an improved capital structure will provide us with the flexibility needed for both sustainable shareholder distributions as well as the strategic investments we may pursue to ensure TechnipFMC remains a market leader today and in the energy future of tomorrow.

The 2022 results and corresponding calculated payouts of adjusted EBITDA as a percentage of revenue and free cash flow are summarized below.

	2022 Goals[1]			2022 Performance[2]
2022 BPI Measure	Threshold Performance	Target Performance	Maximum Performance	Performance %	Payout %
Adjusted EBITDA as a Percentage of Revenue% 25% Weighting	8.6%	10.1%	11.6%	10.0%	94%
Free Cash Flow 25% Weighting	$0 million	$175 million	$350 million	$194 million	111%

(1)	Financial targets and actual performance based on Adjusted EBITDA exclude non-recurring charges and credits, such as impairments, restructuring costs, integration costs, foreign exchange impact, as well as other items identified in TechnipFMC’s quarterly and annual financial statements. Free cash flow is defined as cash provided by operating activities less capital expenditures. For reconciliation of adjusted EBITDA, adjusted EBITDA margin, and free cash flow to their respective most directly comparable GAAP measures, please refer to ”Appendix A – Reconciliation of Non-GAAP Measures” in this Proxy Statement.

(2)	Payout for performance between the threshold, target, and maximum payouts are interpolated on a straight-line basis. The final weighted payout percentage for BPI is rounded to the nearest whole percent for calculating the annual cash incentive payout.

In accordance with established guidelines, the goals are adjusted for the cumulative effect of changes in accounting principles, significant acquisitions and divestitures, and foreign exchange movements. These changes are intended to ensure that performance is measured on a like-for-like basis relative to the goals that were set.

2022 Results for the 2021-2023 ESG Scorecard

To align our executives’ incentives with our ESG commitments, we link our Scorecard performance to our executive compensation program. This complements the extensive efforts that inform our approach to ESG matters to drive behaviors and create outcomes that make a positive impact on the planet, people, and communities in which we operate.

Determination of Payout for 2022

The Compensation and Talent Committee took a comprehensive approach to reflect on the progress made in 2022 towards the achievement of the 2021-2023 ESG Scorecard objectives and focused on overall results, behaviors and measurable actions that showed advancement in areas of ESG that are important to the Company, in assessing the determination of the payout related to this component:

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►	In making its assessment, the Committee also received input from the ESG Committee and the Audit Committee. Both the ESG and Audit Committees have responsibility for assessment of specified objectives on the Scorecard, and the ESG Committee has responsibility for the certification of the Scorecard results.

►	The Committee recognized that, as of Year 2, the majority of objectives were either in line or above target, with a few requiring accelerated efforts in 2023 to achieve Year 3 targets.

►	The Committee recognized the considerable efforts made by the Company to advance ESG initiatives and move forward towards inherent and sustainable behavior in all the ESG pillars.

►	Furthermore, the Committee recognized the significant progress to raise awareness of how individual employee actions contribute to the achievement of goals and the embedment of these efforts into the Company’s culture as demonstrated by the progress above expectations made in Scorecard targets such as community volunteering, STEM volunteering, completion of inclusive leadership curriculum and SIFP programs among others.

Based upon this comprehensive and holistic assessment, the Compensation and Talent Committee recommended a payout of 120% for the 2021-2023 ESG Scorecard component of the 2022 Annual Cash Incentive. A summary of Year 2 (2021 and 2022 combined) results against 2021-2023 targets is provided below.

(1)	Metric shows against target and is cumulative

(2)	Metric shows against target and is annual

For more detail on how each metric is measured and our progress in 2022, please see the section entitled “Environmental, Social, and Governance” in our U.K. Annual Report and Accounts.

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API Component – 25% of Annual Cash Incentive

Each February, the individual performance goals are established for each NEO.

These objectives are set at “stretch” levels (i.e., objectives that are difficult and challenging but should be achievable with superior execution) and are set using a rigorous evaluation process. If an NEO failed to achieve any of his or her objectives, the API multiple would likely be 0%, absent any mitigating factors. If the NEO met some, but not all, of the objectives, the API multiple would fall between the range of 0% to 200%, depending upon the number of objectives accomplished, their relative importance and difficulty as determined by the Compensation and Talent Committee, and any factors that may have prevented achievement of certain objectives.

For 2022, the NEOs received API ratings ranging from 120% to 174% for the year, with an average rating of 153%.

In determining the 2022 API rating for our Chair and CEO, the Compensation and Talent Committee took into account a comprehensive view of his 2022 performance and contributions, including exceeding expectations on many of his 2022 key annual objectives as well as the significant growth in shareholder value created during 2022 as a result of key strategic actions taken since the Spin-off.

The objectives established and their achievements against those goals as well as the assessment as determined by the Compensation and Talent Committee were as follows:

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Douglas J. Pferdehirt Chair and CEO
Objective	Achievements	Assessment
Strategy and Growth: ► Advance technology ► Achieve ESG Scorecard objectives ► Address key business challenges

► Advanced qualification of key technology and multi-year supply agreement with customer.

► Addressed supply chain challenges by leveraging CEO-level relationships resulting in the avoidance of material project disruptions, and mitigation of inflationary pressures.

► Drove company-wide ESG Scorecard objectives resulting in solid progress towards achievement of three-year objectives. See the section entitled “2022 Results for the 2021-2023 ESG Scorecard” above.

► Delivered on company financial strategy post Spin-off, including selling down remaining shareholding in Technip Energies, reducing debt structure and authorizing a $400 million share repurchase program.

Above expectations
Execute on Key Business Deliverables: ► Deliver key financial commitments ► Strengthen market position and grow our business ► Secure key alliances and contracts

► Delivered above target inbound, revenue and EBITDA for Subsea business.

► Grew Surface business in North America and in the Middle East. Passed key audit in Saudi Arabia manufacturing facility and increased number of E-Mission™ installations in North America.

► Secured key licenses for offshore floating wind and tidal energy to continue to drive growth in the New Energy business.

Above expectations

Personal / Board Development

► Participate in Boards and Committees that align with our business and diversity objectives

► Recruit Board talent to promote interest of shareholders and success of TechnipFMC

► Recruited and nominated new non-executive director to TechnipFMC’s Board of Directors.

► Nominated to American Petroleum Industry (API) Executive Committee.

► Assumed global responsibility with Advancing Women Executives (AWE).

Met expectations

Continued overleaf >

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Douglas J. Pferdehirt Chair and CEO
Objective	Achievements	Assessment
Organizational Readiness ► Ensure succession planning in place / incorporate diversity ► Execute organizational effectiveness to better support our customers and grow our business

► Continued succession planning actions to increase diversity of key leadership within the organization.

► Simplified Surface organization to improve efficiency, manage cost and meet customer needs.

► Centralized engineering function, implemented OneEngineering organization, increasing efficiency, and reducing cost and lead times for customers.

		Above expectations

Promote Foundational Beliefs

► Integrity – Complete regulatory obligations in Brazil and U.S.

► Sustainability – Achieve metrics; equity, community engagement and environment

► QHSE – Fully implement and expand Pulse (HSES) and Impact Quality (Quality) transformation programs

► Completed regulatory obligations in Brazil and U.S.

► Actively contributed to advancement in gender and racial diversity through AWE and CEO Action for Racial Equity Advisory Boards.

► Actively led TechnipFMC as a top contributor to both United Way and American Heart Association.

► Promoted human rights through active industry leadership.

► Appointed leader of Industrialization and Quality function to lead the simplification, standardization, and industrialization of the organization.

► On track to exceed 2023 SIFP (Serious Injury and Fatality Prevention) target.

► One fatality in 2022, did not achieve zero fatality target.

		Below expectations
Overall Rating for Mr. Pferdehirt		174%

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Individual performance assessments for the other NEOs are summarized below.

NEO	Summary of 2022 Objectives and Key Achievements
Alf Melin Chief Financial Officer

Mr. Melin’s 2022 achievements included guiding the Company’s financial strategy to meeting 2022 key financial performance targets including Adjusted EBITDA and free cash flow, a significant reduction in the Company’s gross and net debt position and an accelerated introduction of shareholder distributions in the form of a $400 million share repurchase program.

Justin Rounce Executive Vice President and Chief Technology Officer	Mr. Rounce’s 2022 objectives and achievements included continuing to advance the Company’s industrialization and transformation activities, leading the development of strategic alliances and investments, advancing manufacturing performance and leading new technology and product development efforts. He also continued to support the development of the New Energy business and co-led the development of the Company’s long-term strategies.
Jonathan Landes President, Subsea	Mr. Landes’s 2022 objectives and achievements included winning and renewing several key long-term contracts and alliances that will enable continued growth, delivery on Subsea segment cash flow, inbound and EBITDA targets, rollout of programs that will reduce serious injuries and improve safety, co-leading the Company’s Industrialization and Transformation activities, and cultivating key strategic partnerships to expand our growth into the Energy Transition.
Victoria Lazar Executive Vice President, Chief Legal Officer and Secretary

Ms. Lazar’s 2022 objectives and achievements included concluding the Company’s obligations under its Deferred Prosecution Agreement with the U.S. Department of Justice and U.S. Securities and Exchange Commission, and under its leniency agreements with both the Federal Prosecutor's Office Service, and the Brazilian Office of the Comptroller General and the Union General Attorney's Office, as well as redesigning the Company’s Enterprise Risk Management system. Her objectives also included serving as the strategic legal advisor to our Board of Directors and executive management.

Determination of 2022 Payouts under the Annual Cash Incentive Plan

Each executive’s target annual cash bonus is a percentage of his or her base salary for the year. For example, assuming an NEO has a base salary of $600,000, a 100% target bonus, a BPI rating of 108%, and an API rating of 150%, the executive’s annual cash bonus would be calculated as follows:

Component	Base Salary	Weighting	Target Bonus %	Rating	Payout
BPI	$600,000	x 75%	x 100%	x 108% =	$486,000
API	$600,000	x 25%	x 100%	x 150% =	$225,000
Total Cash Incentive Compensation					$711,000

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Long-Term Equity Incentives

Annual long-term equity incentive awards, granted in the form of TechnipFMC equity, represent the largest component of each NEO’s annual target compensation opportunity, grounded in our compensation philosophy of paying for performance and aligning executives’ interests with those of our shareholders. Awards are made in the form of two complementary vehicles, PSU awards and RSU awards, providing a balanced focus on performance, sustainable long-term value creation, and retention.

The Compensation and Talent Committee reviews and approves equity awards for the NEOs on an annual basis. The awards are based on market competitiveness on total target compensation and aim to provide appropriate levels of retention and incentives for achieving the Company’s long-term goals.

For 2022, the Compensation and Talent Committee set the target value of equity awards for each NEO with reference to market median total compensation data.

Named Executive Officer	2022 LTI Target (% of Base)	2022 LTI Target Value
Douglas J. Pferdehirt	785%	$9,700,000
Alf Melin	300%	$1,950,000
Justin Rounce	300%	$1,800,000
Jonathan Landes	250%	$1,312,500
Victoria Lazar	200%	$1,000,000

2022 Performance Stock Unit Awards (70% of Equity Award)

The Compensation and Talent Committee sets the performance targets associated with PSU awards prior to the beginning of each three-year performance period. For awards in 2022, PSU awards comprised 70% of the total long-term equity award and payout will be based on relative TSR performance and ROIC for the three-year period of 2022-2024.

We believe that these are meaningful measures of our long-term performance and motivate our NEOs to achieve superior share price compared to our key competitors, thus aligning their interests with shareholder interests. We further reinforce this by requiring a minimum threshold of relative performance for payout and by capping payout in the case of negative TSR.

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PSU Measure	Weighting	Definition	Why It Matters
Relative TSR	50% of PSU award	Relative TSR: Cumulative three-year increase in volume-weighted-average price and dividends relative to peers	Assesses our overall performance in the eyes of our shareholders and the broader stock market, relative to companies with which we compete for customers and investors that are subject to similar macroeconomic factors.
ROIC	50% of PSU award	Three-year average net operating profit after tax divided by a three-year average invested capital.	Assesses our profitability and how effectively we use capital over the three-year period to generate income.

The relative TSR performance for our 2022 PSU awards will be measured against a group of ten companies (collectively, "Relative TSR Peer Group," and each a "TSR Peer") that the Compensation and Talent Committee believes best reflects the companies that we compete with for both investments and customers. The financial and operational performance of these companies is therefore most directly relevant to TechnipFMC, and we are all subject to similar macroeconomic factors.

2022 Relative TSR Peer Group
Baker Hughes	Nabors Industries Ltd.*	Transocean Ltd.*
Champion X Corp.*	National Oilwell Varco, Inc.	Oceaneering International, Inc.
Core Laboratories N.V.*	SLB
Halliburton Company	Subsea 7 S.A.

*New peers for 2022

In comparison to our prior Relative TSR Peer Group, the following companies were removed due to no longer being comparable peers due to divestitures, business profile, or not having a comparable market cap: The Weir Group PLC, Aker Solutions ASA, Oil States Intl., Inc., Forum Energy Technologies, Inc

The vesting date for the 2022 PSU awards is March 8, 2025, with a performance period of January 1, 2022 through December 31, 2024.

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The Compensation and Talent Committee approved the following targets in relation to the 2022 PSU awards:

Relative TSR
The Relative TSR payout scale for the 2022-2024 PSU award is outlined below:

Performance Achievement	Relative TSR Performance	Payout (% of earned PSUs)
Below Threshold	Below 25th percentile	0%
Threshold	25th percentile	50%
Target	50th percentile	100%
Maximum or above	75th percentile or greater	200%

Note: If the Company’s absolute TSR is negative for the performance period, the payout in respect of the TSR element will be capped at target, regardless of our relative performance. For performance achievement between the levels identified above, payout percentage will be interpolated on a straight-line basis.

Return on Invested Capital (ROIC)

The 2022-2024 ROIC target was calculated based on a three-year average net operating profit after tax divided by a three-year average invested capital. This will measure our profitability and how effectively the Company uses capital over the three year performance period to generate financial returns.

The results for the ROIC three-year period of 2022-2024 will be disclosed at the end of the performance period.

2022 Time-Based RSU Awards (30% of Equity Award)

Time-based RSU awards further align NEOs’ interests with the interests of our shareholders by incentivizing them to increase share price, while reinforcing the retention impact of our compensation program.

RSUs are subject to three-year cliff vesting terms, with no phased vesting, meaning the NEO must remain employed through the vesting date of March 8, 2025, with exceptions only for retirement, death, and disability. Once vested, the executive receives ownership and the voting rights of the underlying Ordinary Shares.

The number of RSUs granted to each of the NEOs was determined by dividing the target value set for each executive officer by the closing price of the Company’s Ordinary Shares on the NYSE on the grant date.

On vesting, 50% of the after-tax number of RSUs must be held for a period of at least one year to incentivize NEOs to retain the shares and increase share price, further aligning NEOs’ interests with those of our shareholders.

Looking Ahead – 2023 Incentive Plans

We intend for all other core components of our incentive framework to remain the same in 2023 as in 2022. We believe this framework continues to link executive pay to their performance and the advancement of our annual and long-term business objectives that is aligned with shareholder interests.

Indirect Compensation

The final element of our compensation comprises market-aligned benefits and perquisites. These are intended to both facilitate the performance of our NEOs in their roles while ensuring we are market competitive in what we provide.

Retirement Benefits

Eligibility for retirement savings plan participation depends on an NEO’s tenure and the country in which he or she is based. The majority of our NEOs participate in the U.S. Qualified and Non-Qualified Savings Plans on the same terms as other eligible employees.

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Plan	Eligibility	Features
U.S. Qualified Savings Plan	U.S. employees working more than 30 hours a week All U.S. NEOs are eligible

► Employees can contribute between 1% and 75% of eligible compensation (salary and eligible incentives) on a pre- and after-tax basis up to statutory limits for tax qualified plans

► Company matches 100% of the first 5% of eligible contributions

► Participants are 100% vested in their contributions and matching contributions

► Employees receive an additional 2% non-elective Company contribution that vests after three years of service

► For annual compensation that exceeds the limit required for the plan to be qualified, the Company contributes 5% of such excess to the employee’s non-qualified savings plan

U.S. Non-Qualified Savings Plan	U.S. executives and other eligible senior employees All U.S. NEOs are eligible

► The Company contributes an amount equal to any missed Company contribution under the U.S. Qualified Savings Plan on annual compensation that exceeds the maximum limit required for the plan to be qualified

► Intent of the plan is to ensure eligible employees receive the same contribution as a percentage of eligible earnings from the Company regardless of their compensation level

► Terms mirror those of the U.S. Qualified Savings Plan

► Participants can contribute up to 75% of their eligible compensation (salary and eligible incentives) on a pre-tax basis

► Company matches 100% of the first 5% of eligible contributions

► Participants are 100% vested in their contributions and matching contributions

► Employees receive an additional 2% non-elective Company contribution that vests after three years of service

► All vested funds must be distributed upon an employee’s separation from service with the Company; provided, however, that there is a six-month delay for key employees

U.S. Pension Plan	U.S. employees of FMC Technologies with five years of service prior to January 1, 2010 Mr. Melin is the only eligible NEO

► A tax-qualified defined benefit plan

► Pension based on final average pay, calculated as the highest 60 consecutive months of pay (base salary and annual cash incentive) in the final 120 months of service

► Benefit accruals frozen for non-union employees effective December 31, 2017

Continued overleaf >

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U.S. Non-Qualified Pension Plan	U.S. executives and other eligible senior employees of FMC Technologies with five years of service prior to January 1, 2010 Mr. Melin is the only eligible NEO

► A non-qualified defined benefit pension plan

► Pension based on final average pay, calculated as the highest 60 consecutive months of pay (base salary, annual cash incentive, and employee contributions made to the U.S. Non-Qualified Savings Plan) in the final 120 months of service up to statutory limits for tax qualified plans

► Benefit accruals frozen for non-union employees effective December 31, 2017

Perquisites
The Company also provides limited perquisites to NEOs, facilitating the performance of their roles and to ensure a competitive total compensation package. The perquisites we provide to our executives may include financial planning and personal tax assistance, personal use of Company automobiles, dining club memberships and country club memberships, car allowances, executive physicals and other minor expenses associated with their business responsibilities. The value of perquisites deemed to be personal is imputed as income to an executive officer, and we do not gross up for the taxes due on such imputed income. Additional allowances or benefits may be granted to NEOs, if considered appropriate and reasonable.

Reflecting the safety concerns associated with their roles, the Company provides a security program for our executive officers. The Compensation and Talent Committee believes this is in the best interests of shareholders as the personal safety and security of our executive officers is critical to the stability of the Company. The security program was developed based on a risk assessment determined to be appropriate by our security team and an external consultant. We do not consider the security measures provided to our executive officers to be a personal benefit, but rather reasonable and necessary expenses for the benefit of the Company. However, in accordance with SEC disclosure rules, the aggregate incremental cost of these services is reported in the Summary Compensation Table.

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Other Compensation, Benefits, and Considerations

Executive Severance Benefits

It is our policy to offer severance benefits to our executive officers because we believe that severance benefits provide important financial protection to executive officers in the event of involuntary job loss, are consistent with the practices of peer companies, and are appropriate for the retention of executive talent.

Our executive officers, including our NEOs, are entitled to severance benefits outside of a change-in-control context, the material terms of which are described in the chart below. Our general executive severance arrangements are consistent with the market practice of large public companies surveyed by our compensation consultant. Change-in-control severance benefits, as described below, and general severance benefits are exclusive of one another, and in no circumstance would any NEO receive benefits under both a change-in-control severance agreement and our general executive severance benefits.

Each of our NEOs is party to an Executive Severance Agreement, pursuant to which he or she is entitled to enhanced severance in the event of a qualifying termination in connection with a change-in-control event. We entered into the Executive Severance Agreements to ensure executives are incentivized to continue to work in the Company’s best interests during the period of time when a change-in-control transaction is taking place and in order to ensure we have the ability to maintain continuity of management. The Compensation and Talent Committee believes it is appropriate to provide executives with the assurance that they will not be adversely affected by a change-in-control transaction without fair compensation, except in the case of termination for cause. The material terms of the Executive Severance Agreements are described in the chart below.

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Separation Scenario	Provisions under TechnipFMC Executive Severance Agreement or Relevant Equity Award Agreements
Termination without cause

► Cash severance equal to 18 months of base salary and target annual cash incentive

► Pro-rated target annual cash incentive for the year of termination

► 18 months of medical and dental benefits continuation

► Outplacement assistance as appropriate

► Financial planning and tax preparation assistance for the final calendar year of employment

► Severance benefits subject to compliance with non-disclosure, non-compete, and non-solicitation covenants

► Equity treated pursuant to the terms of the applicable plan

► No tax gross-ups on any payments

Retirement	► Outstanding equity settled on the originally scheduled date ► Outstanding PSUs will remain subject to the original performance conditions, measured at the originally scheduled date
Death or disability	► Accelerated vesting of all granted and outstanding equity awards, with outstanding PSUs vesting at target
Qualifying termination without cause or resignation for good reason following a change-in-control event

► Double trigger requirements, meaning a change-in-control event must occur, followed by a qualifying termination within 24 months

► “Qualifying termination” defined as termination by the Company without cause, or if the executive terminates employment for good reason (e.g., material change in responsibilities, material reduction in salary and/or benefits, significant change in location of employment)

► Cash severance equal to two to three times the greater of the executive’s annual base salary on the date of the agreement or the date of termination and two to three times the greater of his or her average actual annual cash incentive paid in the three years prior to termination or his or her target annual cash incentive for the year the executive is terminated

► Pro-rated target annual cash incentive for the year of termination

► Amount equal to the premiums payable for health and welfare coverage for 24 to 36 months

► Up to $50,000 in outplacement assistance

► Accelerated vesting of all granted and outstanding equity awards, with outstanding PSUs vesting at target

► “Best-after-tax” cutback for 280G excise tax calculations, with no tax gross-ups on any payments

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Compensation Risk

As part of a robust approach to risk mitigation, the Company operates a number of policies that apply to our NEOs, and in many instances to broader employee populations. These policies are intended to align our NEOs with the long-term interests of our shareholders and encourage them to make decisions that expose the Company to an appropriate level of risk within our agreed framework.

Claw-back Policy

The Company has adopted a compensation recovery claw-back policy that enables us to recoup and/or cancel previously awarded compensation in defined situations.

Covered Employees	► Executive officers subject to the reporting requirements of Section 16 of the Exchange Act ► By definition, this includes all NEOs
Covered Compensation	► Cash incentive compensation ► Equity awards
Triggering Events

► Illegal acts including fraud, material theft of Company assets, bribery, and corruption

► Gross negligence

► Willful misconduct, including conduct that requires the Company to materially restate its quarterly or annual financial or operating results

Compensation and Talent Committee Authority

► Determine whether a triggering event has occurred

► Cancel previously granted compensation in part or in whole, whether vested or deferred

► Clawback previously earned compensation by requiring the executive officer to repay the Company any gain realized or payment received

► Reduce or offset future incentive compensation

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Share Ownership and Retention Requirements

The Compensation and Talent Committee oversees the operation of share ownership guidelines that apply to our executive officers. All executive officers, including all NEOs, met their pro rata ownership and retention requirements under the Company’s policy in 2022.

Share Ownership Requirements	► CEO: 6x base salary ► CFO: 5x base salary ► Other executive officers: 3x base salary
Qualifying Share Interests	► Ordinary shares owned outright ► PSU awards where the performance period is final and approved ► Unvested RSUs
Time for Achievement	► Five years from the effective date of appointment ► Pro rata requirement of 20% per year applies within the first five years
Consequences for Non-achievement	► At the discretion of the Board of Directors
Retention Requirement	► 50% of the after-tax RSUs must be retained for at least one year following vesting ► Applies regardless of whether an executive has met the ownership requirement

Insider Trading and Speculation in Company Stock

Our officers, directors, and employees are prohibited from engaging in discretionary transactions involving our securities while in possession of material, non-public information or otherwise using such information in any manner that would violate applicable laws and regulations. All such individuals are also prohibited from directly or indirectly speculating in Ordinary Shares, including derivative transactions, hedging and pledging activities, short selling, selling or purchasing options in Ordinary Shares, and borrowing against Ordinary Shares. Our Insider Trading Policy aims to align management’s economic ownership risk with those of shareholders.

Tax Considerations

Although the Compensation and Talent Committee considers the accounting and tax treatment of the various forms of compensation, the accounting treatment and tax deductibility of compensation have not had and will not have a material impact on the Company’s executive compensation program. Our Compensation and Talent Committee will continue to structure our compensation program in the best long-term interests of our shareholders.

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Summary Compensation Table for the Year Ended December 31, 2022

The following table summarizes the compensation earned by each of the NEOs from all sources for services rendered in all of their capacities to the Company during the fiscal year ended December 31, 2022.

Name and Principal Position as of 12/31/2022	Year	Salary ($)[1]	Stock Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
Douglas J. Pferdehirt Chair and CEO	2022	1,236,000	9,699,996	2,077,407	–	270,193	13,283,596
	2021	1,236,000	17,629,477	2,694,789	–	373,416	21,933,682
	2020	988,800	9,966,772	1,668,600	–	296,429	12,920,601
Alf Melin Chief Financial Officer	2022	650,000	1,949,993	786,500	(249,849)	57,155	3,193,799
	2021	650,000	2,589,929	988,915	(8,626)	56,783	4,277,001
	2020	–	–	–	–	–	–
Justin Rounce Executive Vice President and Chief Technology Officer	2022	600,000	1,799,997	726,000	–	81,462	3,207,459
	2021	600,000	3,649,495	969,000	–	111,776	5,330,270
	2020	520,000	1,849,497	600,000	–	115,910	3,085,407
Jonathan Landes President, Subsea	2022	525,000	1,312,493	635,250	–	71,042	2,543,784
	2021	475,000	1,593,115	755,250	–	57,588	2,880,953
	2020	–	–	–	–	–	–
Victoria Lazar Executive Vice President, Chief Legal Officer and Secretary	2022	500,000	999,996	555,000	–	25,775	2,080,771
	2021	–	–	–	–	–	–
	2020	–	–	–	–	–	–

(1)	Salary represents contractual annual base salary.

(2)	In accordance with SEC regulations for the Summary Compensation Table, the “Stock Awards” column includes:

i. For each year, the sum of the aggregate grant date fair value of time-based RSUs and PSUs subject to either market-based (TSR) or performance-based (ROIC) vesting conditions. Determination of fair value was made in accordance with FASB ASC Topic 718. With respect to PSUs subject to performance-based (ROIC) vesting conditions and time-based RSUs, the aggregate grant date fair value of such awards was based on the Company’s share price on the grant date of the awards. With respect to PSUs subject to TSR market-based vesting conditions, the grant date fair value of such award was determined utilizing a Monte Carlo simulation as disclosed in our Annual Report on Form 10-K.

ii. The maximum award value of PSUs granted in 2022 subject to market-based conditions are shown in the table below. The methodology used in this table is the same as in the Summary Compensation Table for the PSUs.

	Pferdehirt	Melin	Rounce	Landes	Lazar
2022	19,542,789	3,928,698	3,626,509	2,644,307	2,014,732

(3)	Represents Short-Term Incentive Program remuneration earned in 2022 and paid on March 10, 2023.

(4)	The amounts shown in the Change in Pension Value column reflect the actuarial increase in the present value of the NEO’s benefits at the first retirement date with unreduced benefits (age 62 for U.S. pension programs) under all of our pension plans. These amounts are determined using interest rates and mortality rate assumptions consistent with those disclosed in our Annual Report on Form 10-K.

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(5)	The amounts reflected in the All Other Compensation column for the fiscal year ended December 31, 2022 represent:

►	Mr. Pferdehirt – contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $209,382, financial planning and personal tax assistance of $19,360, personal use of Company automobile of $23,097, club dues of $5,378, spousal travel of $9,614, taxable travel expenses of $1,554, and Company-paid life insurance premium of $578.
►	Mr. Melin – contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $56,851 and Company-paid life insurance premium of $304.
►	Mr. Rounce – contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $81,181 and Company-paid life insurance premium of $281.
►	Mr. Landes – contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $52,857, Auto Allowance of $18,000 and Company-paid life insurance premium of $184.
►	Ms. Lazar – contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $25,751 and Company-paid life insurance premium of $23.

Grants of Plan-Based Awards Table

Shown below is information with respect to plan-based awards made in 2022 to each NEO.

			Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Possible Payouts under Equity Incentive Plan Awards			All Other Stock
Name	Award Type[1]	Grant Date	Threshold ($)	Target ($)[2]	Maximum ($)	Threshold[4] (#)	Target (#)	Maximum (#)	Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards($)[3]
Douglas J. Pferdehirt	Annual Incentive	2022	1,668,600		3,337,200
	RSU	3/8/2022							369,289	2,909,997
	PSU – TSR	3/8/2022				107,710	430,838	861,675		3,395,000
	PSU – ROIC	3/8/2022				215,419	430,838	861,675		3,395,000
Alf Melin	Annual Incentive	2022		650,000	1,300,000
	RSU	3/8/2022							74,238	584,995
	PSU – TSR	3/8/2022				21,653	86,612	173,223		682,499
	PSU – ROIC	3/8/2022				43,306	86,612	173,223		682,499
Justin Rounce	Annual Incentive	2022		600,000	1,200,000
	RSU	3/8/2022							68,527	539,993
	PSU – TSR	3/8/2022				19,988	79,950	159,899		630,002
	PSU – ROIC	3/8/2022				39,975	79,950	159,899		630,002
Jonathan Landes	Annual Incentive	2022		525,000	1,050,000
	RSU	3/8/2022							49,968	393,748
	PSU – TSR	3/8/2022				14,574	58,296	116,592		459,372
	PSU – ROIC	3/8/2022				29,148	58,296	116,592		459,372
Victoria Lazar	Annual Incentive	2022		500,000	1,000,000
	RSU	3/8/2022							38,070	299,992
	PSU – TSR	3/8/2022				11,104	44,417	88,833		350,002
	PSU – ROIC	3/8/2022				22,209	44,417	88,833		350,002

(1)	“RSU” awards are time-based restricted stock unit awards, “PSU-TSR” awards are market-based restricted stock unit awards based on the TSR performance measure. The annual awards vest on March 8, 2025.

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(2)	Each target award as a percentage of base salary: Mr. Pferdehirt – 135%; Mr. Melin – 100%; Mr. Rounce – 100%; Mr. Landes – 100%; and Ms. Lazar – 100%.

(3)	Grant date fair values were determined in accordance with FASB ASC Topic 718. With respect to PSUs subject to market-based (TSR) vesting conditions, the grant date fair value of such award was determined utilizing a Monte Carlo simulation as disclosed in our Annual Report on Form 10-K.

(4)	Threshold for TSR is 25%, for ROIC is 50%.

For a description of the material terms of the RSU awards, including the vesting schedules and a description of the performance targets and potential award amounts for PSUs, please see the descriptions set out in the section entitled “Executive Compensation Discussion and Analysis - Long-Term Equity Incentives.” Dividend equivalents, where allowed, are accumulated on RSU and PSU awards and are payable only if and when the RSUs and PSUs vest.

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Outstanding Equity Awards at Fiscal Year-End Table

Shown below is information for each of the NEOs with respect to outstanding equity awards as of December 31, 2022.

		OPTION AWARDS					STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Incentive Award Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/€)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that have Not Vested ($)	Incentive Award Plan Awards: Number of Unearned Shares, Units, or Other Rights that have Not Vested (#)	Incentive Award Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that have Not Vested ($)[5]
Douglas J. Pferdehirt	6/20/2017	286,529	–		20.89	6/20/2027		–
	2/26/2018	245,973	–		23.78	2/26/2028		–
	3/8/2019	438,045	–		16.47	3/8/2029
	3/9/2020[1]	–	–				1,330,643	16,220,538
	4/1/2021[2]	–	–				267,418	3,259,825
	4/1/2021[3]	–	–				364,661	4,445,218	948,120	11,557,583
	3/8/2022[4]	–	–				369,289	4,501,633	861,675	10,503,818
Alf Melin	6/26/2017	7,176	–		20.89	6/26/2027		–
	6/14/2018	6,584	–		25.24	6/14/2028		–
	3/9/2020[1]	–	–				36,580	445,910
	4/1/2021[3]	–	–				73,308	893,625	171,052	2,085,124
	3/8/2022[4]	–	–				74,238	904,961	173,223	2,111,588
Justin Rounce	3/8/2019	81,286	–		16.47	3/8/2029
	3/9/2020[1]	–	–				246,922	3,009,979
	4/1/2021[3]	–	–				95,864	1,168,582	223,684	2,726,708
	3/8/2022[4]	–	–				68,527	835,344	159,899	1,949,169
Jonathan Landes	6/26/2017	10,873	–		20.89	6/26/2027		–
	6/14/2018	7,317	–		25.24	6/14/2028		–
	3/9/2020[1]	–	–				37,677	459,283
	4/1/2021[3]	–	–				44,642	544,186	104,166	1,269,784
	3/8/2022[4]	–	–				49,968	609,110	116,592	1,421,256
Victoria Lazar	4/1/2021[3]	–	–				37,593	458,259	87,719	1,069,295
	3/8/2022[4]	–	–				38,070	464,073	88,833	1,082,874

(1)	2020 PSU grants were converted to RSUs at target due to the Spin-off as a one-time event stemming from the Spin-off – Reflects March 9, 2020 grants of RSUs, as applicable, that vest on March 9, 2023.

(2)	Mr. Pferdehirt’s grant of 267,418 RSUs will vest on April 1, 2025.

(3)	Reflects April 1, 2021 grant of RSUs and PSUs, as applicable, that vest on March 1, 2024.

(4)	Reflects March 8, 2022 grant of RSUs and PSUs, as applicable, that vest on March 8, 2025.
(5)	The market value of PSUs and RSUs that have not vested is calculated using the closing price of the Company’s Ordinary Shares on the NYSE of $12.19 on December 30, 2022.

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Option Exercises and Stock Vested Table

Shown below is information for each of the NEOs with respect to options to purchase Ordinary Shares exercised in 2022 and RSU and PSU awards that vested in 2022.

Named Executive Officer	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[1] ($)
Douglas J. Pferdehirt	–	–	304,898	2,402,596
Alf Melin	–	–	12,147	95,718
Justin Rounce	–	–	66,011	520,167
Jonathan Landes	–	–	12,370	97,476
Victoria Lazar	–	–	–	–

(1) The value of the vested shares does not include dividends earned.

Pension Benefits Table

The table below shows the present value of accumulated benefits payable to Mr. Melin who was the only NEO who participated in a Company pension plan. The table includes the number of years of service credited to Mr. Melin using interest rate and mortality rate assumptions consistent with those used in our financial statements. Credited years of service for Mr. Melin includes years of service pre-merger with FMC Technologies and its former parent company. The U.S. Pension Plan values are the present value of accrued benefits at the first retirement date for unreduced benefits. The U.S. Non-Qualified Pension Plan value is the present value at December 31, 2022 of the lump sum payable at the first retirement date for unreduced benefits.

Name	Plan Name[1]	Number of Years of Credited Service as of December 31, 2022	Present Value of Accumulated Benefit as of December 31, 2022 ($)[2]	Payments During Last Fiscal Year
Alf Melin	U.S. Pension Plan	18.7	$497,448	$–
U.S. Non-Qualified Pension Plan		18.7	$476,767	$–

(1)	Effective January 1, 2010, the U.S. Pension Plan and the U.S. Non-Qualified Pension Plan were closed to new entrants and frozen for employees, including executive officers, with less than five years of vesting service as of December 31, 2009. Accordingly, only Mr. Melin participated in the U.S. Pension Plan and the U.S. Non-Qualified Pension Plan. Effective December 31, 2017, future benefit accruals were frozen under the U.S. Pension Plan and the U.S. Non-Qualified Pension Plan.
(2)	The following assumptions were used to calculate the present value of accumulated benefits as of December 31, 2022:
i. Sum of present value of U.S. Pension Plan benefit accrued through freeze date of December 31, 2017 plus present value of non-qualified DB benefit accrued through freeze date of December 31, 2017.
ii. Present value of U.S. Qualified Pension Plan benefit calculated as amount payable at first unreduced age using December 31, 2022 FASB ASC Topic 715 disclosure assumptions (5.6%, Pri-2012 adjusted with modified MP-2020 projection scale) and reflecting discounting of present value back to December 31, 2022 FASB ASC Topic 715 interest only (5.6%).
iii. Present value of U.S. Non-Qualified Pension Plan benefit calculated as amount payable at first unreduced age using December 31, 2022 FASB ASC Topic 715 disclosure assumptions (4.0%, 417(e) 2021 for lump sums) and reflecting discounting of present value back to December 31, 2022 FASB ASC Topic 715 Interest only (5.6%).
iv. Unreduced benefits are first available at age 62 (for Mr. Melin, assuming continued employment with TechnipFMC until that time) under the U.S. Pension Plan and the U.S. Non-Qualified Pension Plan.

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US Pension Plan

Benefit Formula

Our U.S. Pension Plan is a defined benefit plan that provides eligible employees having five or more years of service a pension benefit for retirement. Years of credited service and final average yearly earnings are used to calculate the pension benefit. The final average yearly earnings are based on the highest 60 consecutive months out of the final 120 months of compensation through the date on which benefit accruals were frozen, December 31, 2017. The normal annual retirement benefit is the product of (a) and (b) below:

(a)	the sum of:
i	1% of the participant’s final average yearly earnings up to the Social Security Covered Compensation Base (defined as the average of the maximum Social Security taxable wages bases for the 35-year period ending in the year in which Social Security retirement age is reached), plus 1.5% of the participant’s final average yearly earnings in excess of the Social Security covered compensation base, multiplied by the participant’s expected years of credited service at age 65 up to 35 years of credited service; and

ii	1.5% of the participant’s final average yearly earnings multiplied by the participant’s expected years of credited service at age 65 in excess of 35 years of credited service; and
(b)	the ratio of actual years of credited service to expected years of credited service at age 65.

Eligible Earnings

Eligible earnings under the U.S. Pension Plan include the base salary and annual cash incentive paid by the Company to the executives for each plan year, subject to certain IRS limits. Equity compensation, such as RSU, PSU, and stock option awards, and deferrals to the U.S. Non-Qualified Savings Plan, are not included. Eligible earnings were frozen as of December 31, 2017.

Early Retirement

The U.S. Pension Plan’s “early retirement” eligibility is on or after the participant’s 55th birthday with 10 years of service. A participant in the U.S. Pension Plan who retires on or after their “early retirement date” is entitled to receive the early retirement benefit, which is equal to the normal retirement benefit reduced by one-third of 1% for each month by which the commencement of the participant’s early retirement benefit precedes the participant’s 62nd birthday. A participant in the U.S. Pension Plan whose employment terminates prior to their early retirement date is entitled to receive an early retirement benefit payable after the attainment of age 55, which is equal to the normal retirement benefit reduced by one-half of 1% for each month by which the commencement of the participant’s early retirement benefit precedes the participant’s 65th birthday.

Payment of Pension Benefit

The normal retirement benefit is an individual life annuity for single retirees and 50% joint and survivor annuity for married retirees. The U.S. Pension Plan also provides for a variety of other methods for receiving pension benefits, such as 75% and 100% joint and survivor annuities, level income, and lump sum for benefits with lump sum values of $1,000 or less. The levels of annuities are actuarially determined based on the age of the participant and the age of the participant’s spouse for joint and survivor annuities. The actuarial reduction for a participant and spouse who are both age 62 is 7.9% from the normal retirement benefit for the 50% joint and survivor annuity, 11.4% from the normal retirement benefit for the 75% joint and survivor annuity, and 14.7% from the normal retirement benefit for the 100% joint and survivor annuity. The level income annuity pays increased benefits to the retiree until Social Security benefits begin at age 62 and reduces the benefit after age 62 so that the total of the retirement benefit and Social Security benefits is approximately equal before and after age 62.

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U.S. Non-Qualified Pension Plan

The normal form of payment for the U.S. Non-Qualified Pension Plan is a lump sum distribution. In addition, a participant may elect to receive his or her benefit in monthly installments payable over five years. The actuarial equivalence assumption for interest rates is based on the lesser of the 30-year U.S. Treasury Rate in effect for October of the year prior to termination and 6%.

Non-Qualified Deferred Compensation Table

Pursuant to the Company’s U.S. Non-Qualified Savings Plan, certain of our U.S.-based employees, including our NEOs, may defer up to 75% of base salary and annual cash incentive. For the U.S. Non-Qualified Savings Plan, deferral elections are made by eligible employees in November or December of each year for amounts earned (or granted with regard to incentive compensation awards) in the following year. The investment options are publicly available mutual funds. The Company’s matching contribution will be made in the same investment allocations that the participant selects for his or her contributions to the plan. In addition, the NEOs who participate in the U.S. Non-Qualified Savings Plan may elect to defer all or any portion of their base salary and annual cash incentive payments for the current year under the U.S. Non- Qualified Savings Plan, and the deferred amounts will be deemed as being invested in any funds available under the U.S. Non-Qualified Savings Plan.

Name	Executive Contributions in Last Fiscal Year ($)[1]	Registrant Contributions in Last Fiscal Year ($)[2]	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)[3]
Douglas J. Pferdehirt	393,079	188,032	(905,403)		4,815,731
Alf Melin	65,000	35,501	(110,691)		547,601
Justin Rounce	78,450	63,350	(80,578)		485,495
Jonathan Landes	7,553	31,507	(79,405)		382,544
Victoria Lazar	25,000	4,401	(3,737)		28,110

(1)	All amounts are included in Salary and Non-Equity Incentive Plan Compensation reported for the NEOs in the Summary Compensation Table.
(2)	All contributions made by the Company for the NEOs are included in All Other Compensation for the NEOs in the Summary Compensation Table.
(3)	The following amounts have been reported in the Summary Compensation table in previous years: Mr. Pferdehirt $4,647,168, Mr. Melin $37,683, Mr. Rounce $391,422 and Mr. Landes $37,811.

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Potential Payments upon Termination

The compensation and benefits payable to each of the NEOs in the event of a voluntary termination are the same as those available to all other salaried employees in those situations. Our NEOs receive additional compensation benefits either in the event of their death or disability, retirement, or involuntary not-for-cause termination as discussed in this section, or, alternatively, in the event of a change-in-control. Termination payments and change-in-control payments are mutually exclusive, and our NEOs are not entitled to receive both forms of payment.

Payments in the Event of Death, Disability, or Retirement

In the event of the death or disability of an NEO during active employment with the Company, all outstanding equity awards vest on the first business day following death or disability. This death or disability benefit also exists for any of our employees who hold an unvested equity award at the time of their death or disability. In the event of an NEO’s retirement after reaching the age of 62, all outstanding equity awards are retained and vest in accordance with their pre-retirement, normal vesting schedule.

The following table shows the value to each of the NEOs if death or disability had occurred on December 31, 2022.

Executive Benefits and Payments in the Event of Death or Disability on December 31, 2022

Long-Term Incentive Compensation

Name	Performance-Based Restricted Stock Units ($)[1]	Stock Options/SARs ($)[2]	Time Vested Restricted Stock Units Unvested and Accelerated ($)	Total ($)
Douglas J. Pferdehirt	22,061,401	–	28,427,214	50,488,615
Alf Melin	4,196,712	–	2,244,496	6,441,208
Justin Rounce	4,675,877	–	5,013,905	9,689,782
Jonathan Landes	2,691,040	–	1,612,579	4,303,619
Victoria Lazar	2,152,169	–	922,332	3,074,501

(1)	Assumes PSUs are paid at target (100%).
(2)	Unvested stock options vest and become exercisable in the event of death or disability. All stock options plans have an exercise price that is greater than the Company’s stock price on December 31, 2022.

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Payments Made in an Involuntary Termination

The amounts shown in the table below are calculated using the assumption that an involuntary not-for-cause termination was effective as of December 31, 2022, and, as a result, are based on amounts earned through such time and are estimates only of amounts that would be paid out to the NEOs in the event of such a termination. The actual amounts that would be paid out if such a termination were to occur can be determined only at the time of such executive officer’s actual termination.

Executive Benefits and Payments for Involuntary Termination Not in Connection with a Change-in-Control Occurring on December 31, 2022

	Compensation		Benefits and Perquisites
Name	Severance Payment ($)[1]	Pro-rated Target Annual Cash Incentive ($)[2]	Equity Award and Long-Term Incentive Acceleration ($)	Medical, Dental, Life Insurance and Disability Benefits ($)[3]	Financial Planning and Tax Preparation Assistance ($)[4]	Outplacement Services ($)	Value of Additional Pension Service ($)	Total ($)
Douglas J. Pferdehirt	3,522,600	1,668,600	–	23,743	19,360	50,000	$–	$5,284,303
Alf Melin	1,625,000	650,000	–	32,873	–	50,000	$974,215	$3,332,088
Justin Rounce	1,500,000	600,000	–	32,826	–	50,000	$–	$2,182,826
Jonathan Landes	1,312,500	525,000	–	22,955	–	50,000	$–	$1,910,455
Victoria Lazar	1,250,000	500,000	–	17,844	–	50,000	$–	$1,817,844

(1)	Severance payment equal to 18 months’ base salary and target annual cash incentive.
(2)	Pro-rated target annual cash incentive for the year of termination.
(3)	18 months of medical, dental, life, and AD & D benefit continuation.
(4)	Financial planning and tax preparation assistance for the year of termination.

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Payments Made in the Event of a Qualifying Termination upon a Change-in-Control

Under the terms of our NEOs’ executive severance agreements, our NEOs are entitled to receive severance benefits if they experience a Qualifying Termination within 24 months following a change-in-control event. A “Qualifying Termination” is an involuntary termination of the NEO’s employment by the Company for reasons other than cause, disability, or death, or a voluntary resignation for good reason, in each case during the 24-month period following a change-in-control event.

The amounts shown in the table below are calculated using the assumption that each NEO incurred a Qualifying Termination upon a change-in-control event that was effective as of December 31, 2022. As a result, such amounts are based on amounts earned through such time and are only estimates of amounts that would be paid out to the NEOs in the event of such a termination. The actual amounts that would be paid if such a termination were to occur can only be determined at the time of such NEO’s actual termination.

Executive Benefits and Payments for a Qualifying Termination upon Change-in-Control occurring on December 31, 2022

	Compensation				Benefits and Perquisites
Name	Severance Payment ($)[1]	Pro-rated Target Annual Cash Incentive or Agreed Bonus ($)[2]	Equity Award and Long-Term Incentive Acceleration ($)[3]	Non- Compete Payments ($)	Medical, Dental, Life Insurance, and Disability Benefits ($)[4]	Financial Planning and Tax Preparation Assistance ($)	Outplacement Services ($)	Value of Additional Pension Service ($)	Total ($)
Douglas J. Pferdehirt	5,376,600	1,668,600	50,488,615	–	47,786	19,360	50,000	–	57,650,661
Alf Melin	1,950,000	650,000	6,441,208	–	43,831	–	50,000	974,215	10,109,254
Justin Rounce	1,800,000	600,000	9,689,782	–	43,768	–	50,000	–	12,183,551
Jonathan Landes	1,575,000	525,000	4,303,619	–	30,606	–	50,000	–	6,484,225
Victoria Lazar	1,500,000	500,000	3,074,501	–	23,792	–	50,000	–	5,148,293

(1)	The amount represents three times base salary and target annual cash incentive for Mr. Pferdehirt, and two times base salary and annual cash incentive for Messrs. Melin, Rounce, and Landes, and Ms. Lazar.
(2)	Pro-rated target annual cash incentive for the year of termination.
(3)	Assumes PSUs are paid at target.
(4)	Three years of benefits continuation for Mr. Pferdehirt and two years of benefits continuation for Messrs. Melin, Rounce, and Landes, and Ms. Lazar.

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CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K as promulgated by the SEC, we are providing the following information about the ratio of the total annual compensation of our CEO to the total annual compensation of our median employee for our last completed fiscal year, 2022.

Methodology

In accordance with Instruction 2 to Item 402(u) of Regulation S-K, because there had been no change in our employee population or employee compensation arrangements in the past fiscal year that we reasonably believed would result in a significant change to our CEO pay ratio disclosure, we elected to utilize the same median employee that we had identified for 2021 to calculate our 2022 CEO pay ratio.

Identified the Median Employee

In 2021, we identified our median employee from our employee population as of October 1, 2021, which consisted of approximately 19,420 individuals globally, with 3,285 employees being in the United States. As permitted under the SEC’s 5% “de minimis exemption,” we excluded employees in Algeria (1), Cameroon (26), China (41), Congo-Brazzaville (1), Equatorial Guinea (12), Gabon (2), Guyana (59), Kazakhstan (21), Mozambique (26), Saudi Arabia (159), Tunisia (5), and Vietnam (4). After these exclusions, our employee population used in determining our median employee was 19,063 employees.

In identifying the median employee, we identified a median base salary using annualized 2021 base salary for the October 1, 2021 employee population. This population was further refined into the most represented job classifications. From this subset, we computed total taxable earnings for the most recently completed taxable year as permitted by SEC rules and applied an exchange rate as of December 31, 2021 to convert all international currencies to U.S. dollars.

Using this methodology, we determined that the median employee was a non-exempt, full-time employee located in the U.S.

Calculated CEO Pay Ratio

For 2022, the annual total compensation of our CEO for purposes of determining the pay ratio was $13,283,596 and the annual total compensation of our median employee was $143,176. As a result, for 2022, the ratio of the annual total compensation of our CEO to the total annual compensation of our median employee was approximately 93:1.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratios reported by other companies are likely not comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices, and likely utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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Pay Versus Performance

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2020, 2021 and 2022, and our financial performance for each such fiscal year. The amounts represented under “compensation actually paid” were computed in accordance with SEC rules. The amounts do not reflect the actual compensation paid to our PEO and other NEOs during the applicable year. See footnote (1) and the explanations below for more information:

					Value of Initial Fixed $100
			Average		Investment Based on:
	Summary		Summary	Average
	Compensation	Compensation	Compensation	Compensation	FTI Total	OSX Total
	Table Total	Actually Paid	Table Total	Actually Paid	Shareholder	Shareholder
	for PEO	to PEO	for Non-PEO	to Non-PEO	Return	Return	Net Income	Adjusted EBITDA Margin %
Year	($)	($)(1)	NEOs ($)	NEOs ($)(1)	($)	($)(2)	($)	(3)
2022	13,283,596	52,760,476	2,756,454	7,539,426	55.67	61.53	(107,307,795)	10.0%
2021	21,933,683	15,255,127	3,203,031	1,562,750	23.73	31.25	13,344,828	8.8%
2020	12,920,601	2,368,276	3,191,983	1,734,567	28.03	25.88	(3,287,395,821)	6.7%

PEO: Principal Executive Officer

The increase in “compensation actually paid” in 2022 is driven primarily by the increase in the fair value of performance awards due to the increase in share price from $5.92 at December 31, 2021 to $12.19 at December 31, 2022.
(1)	Amounts include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year, and (iii) certain pension-related costs. The Non-PEO NEOs referenced in the table above are indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2022	Douglas J. Pferdehirt	Alf Melin, Justin Rounce, Jonathan Landes, and Victoria Lazar
2021	Douglas J. Pferdehirt	Alf Melin, Justin Rounce, Jonathan Landes, Barry Glickman, and Maryann Mannen
2020	Douglas J. Pferdehirt	Maryann Mannen, Justin Rounce, Barry Glickman, Arnaud Pieton, Catherine MacGregor, and Nello Uccelletti

(2)	For the relevant fiscal year, represents the cumulative TSR of the Philadelphia Oil Services Sector (OSX) index for the applicable five-year period as set forth in our Annual Report on Form 10-K for each respective year.
(3)	Adjusted EBITDA Margin % is a non-GAAP measure and is defined as earnings before net interest expense, income taxes, depreciation and amortization, excluding charges credits and foreign currency as a percentage of revenue. For reconciliation of adjusted EBITDA margin to their respective most directly comparable GAAP measures, please refer to “Appendix A – Reconciliation of Non-GAAP Measures” in this Proxy Statement

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To calculate the “compensation actually paid” in the table above, the following amounts were deducted from and added to (as applicable) our NEO’s “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year:

	2020		2021		2022
		Average		Average		Average
		non-PEO		non-PEO		non-PEO
Adjustments	PEO	NEOs	PEO	NEOs	PEO	NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(9,966,772)	(1,609,745)	(17,629,477)	(1,962,340)	(9,699,996)	(1,515,620)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	7,435,271	1,145,923	10,615,778	1,206,646	19,141,491	2,990,851
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	–	–	–	–	–	–
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(9,876,567)	(1,258,436)	335,348	25,645	26,110,894	3,032,829
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	1,855,743	116,084	2,495,429	97,134	3,924,491	337,375

Continued overleaf >

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Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	–	–	–	(827,001)	–	–
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	–	–	–	–	–	–
Increase/Decrease based on Incremental Fair Value of Options/SARs Modified during Applicable FY	–	–	(2,495,633)	(178,640)	–	–
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	–	148,758	–	(1,725)	–	(62,462)
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	–	–	–	–	–	–
TOTAL ADJUSTMENTS	(10,552,325)	(1,457,416)	(6,678,556)	(1,640,281)	39,476,880	4,782,972

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures

The line graphs and narrative below illustrate a comparison of the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our cumulative TSR, OSX TSR, our Net Income, and our Adjusted EBITDA margin % for the fiscal years ending on December 31, 2020, 2021 and 2022. TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

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Total Shareholder Return

Adjusted EBITDA Margin %

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Net Income

The Company’s net income increased significantly from 2020 to 2021 and decreased from 2021 to 2022, while our NEO’s “compensation actually paid” increased over the same periods. The correlation between “compensation actually paid” and Net Income is overshadowed by the impact of changes in our stock price on “compensation actually paid,” as the calculation of the value of “compensation actually paid” is more directly tied to stock price and we do not directly use Net Income to determine compensation levels or long-term incentive plan payouts. Net income is not a measure that is directly used in evaluating “compensation actually paid”.

We believe that the exclusion of certain charges and credits from Net Income enable a more effective evaluation of our results and operations period-over-period. Net Income in 2020 was primarily impacted by the $3.4 billion impairment during the year.

Pay Versus Performance Tabular List

We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2022:

a. Adjusted EBITDA Margin %;

b. Free Cash Flow;

c. Relative TSR; and

d. ROIC.

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Compensation and Talent

Committee Report

The Compensation and Talent Committee has reviewed and discussed with management the Compensation Discussion and Analysis of the Company. Based on its review and discussions, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.

Submitted by the Compensation and Talent Committee of the Board of Directors:

John O’Leary, Chair

Claire S. Farley

John Yearwood

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Audit Committee Report

Management is responsible for the preparation of our financial statements and our financial reporting processes, including the systems of internal controls and disclosure controls and procedures. PwC, our independent registered public accounting firm, is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards, and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee of the Board of Directors has:

►	reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2022, and PwC’s evaluation of our internal control over financial reporting;

►	discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and

►	received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and discussed with PwC its independence from the Company.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Submitted by the Audit Committee of the Board of Directors1:

Kay G. Priestly, Chair

Eleazar de Carvalho Filho

Sophie Zurquiyah

(1)	Mr. Gwin became a member of the Audit Committee on February 21, 2023. The composition of the Audit Committee as set forth here is as of February 20, 2023, the date on which the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

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Proposal 4 — Receipt of U.K.

Annual Report and Accounts

What am I voting on?

Along with this Proxy Statement, the Company is providing its U.K. Annual Report and Accounts, including the related directors’ and auditor’s report, for the year ended December 31, 2022. Under the applicable U.K. regulation, the Companies Act, our shareholders must vote to receive the U.K. Annual Report and Accounts and related reports.

How does the Board recommend that I vote?
The Board recommends that you vote “FOR” this proposal.

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Proposal 5 —

Ratification of U.S. Auditor

What am I voting on?

The Audit Committee has appointed PwC as the Company’s U.S. independent registered public accounting firm for the fiscal year ending December 31, 2023, subject to ratification by the Company’s shareholders. Although the ratification of this appointment is not required to be submitted to a vote of the shareholders, the Board believes it appropriate as a matter of policy to request that the shareholders ratify the appointment of the independent registered public accounting firm for the year ending December 31, 2023.

If this proposal is not approved, the Audit Committee will reconsider the appointment, but may decide to maintain its appointment of PwC.

Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

How much was the independent registered public accounting firm paid for 2022 and 2021?

Set forth below is summary information with respect to PwC’s fees for services provided in 2022 and 2021.

Type of Fees	2022 (in millions)	2021 (in millions)
Audit Fees	$12.74	$12.24
Audit-Related Fees
Tax Fees	$0.08	$0.10
All Other Fees	$0.02	<$0.01
Total	$12.84	$12.34

“Audit Fees” includes fees for audit services, which relate to the annual integrated audit of consolidated financial statements, foreign statutory audits, and reviews of interim financial statements in Quarterly Reports on Form 10-Q. “Audit-Related Fees” includes fees for audit-related services, which primarily consist of transactional services associated with the Spin-off in 2021 and consultation on financial reporting standards in 2021-2022. “Tax Fees” includes fees for tax services, consisting of tax compliance services and tax planning and consultation with respect to various corporate tax matters. “All Other Fees” includes fees for other services, including fees for services of expatriates and miscellaneous services.

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TechnipFMC Proxy Statement 2023

What are the Company’s pre-approval policies and procedures?

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee. The Audit Committee’s practice is to consider for approval, at its regularly scheduled meetings, all audit and non-audit services proposed to be provided by our independent registered public accounting firm. The Audit Committee reviews all relationships between us and our independent registered public accounting firm that may relate to the independent registered public accounting firm’s independence.

The Audit Committee pre-approved all audit, audit-related, tax, and other services provided by PwC for 2022 and 2021 and the estimated costs of those services.

How does the Board recommend that I vote?
The Board recommends that you vote “FOR” this proposal.

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Proposal 6 — Reappointment of U.K. Statutory Auditor

What am I voting on?

Under the Companies Act, the Company’s U.K. statutory auditor must be reappointed at each meeting at which the U.K. annual report and accounts are presented to shareholders. The Company’s current U.K. statutory auditor is PwC. We are asking shareholders to approve the reappointment of PwC as the Company’s U.K. statutory auditor to hold office from the conclusion of the Annual Meeting until the next annual general meeting of shareholders at which accounts are laid.

If this proposal is not approved, the Board may appoint an auditor to fill the vacancy.

How does the Board recommend that I vote?
The Board recommends that you vote “FOR” this proposal.

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Proposal 7 — Approval of U.K. Statutory Auditor Fees

What am I voting on?

Under the Companies Act, the remuneration of the Company’s U.K. statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting. The Company is asking its shareholders to authorize the Board and/or the Audit Committee to determine the remuneration of PwC in its capacity as the Company’s U.K. statutory auditor under the Companies Act for the year ending December 31, 2023. The Board delegates this authority to determine the remuneration of the Company’s U.K. statutory auditor to the Audit Committee in accordance with the Board’s procedures and applicable law.

How does the Board recommend that I vote?
The Board recommends that you vote “FOR” this proposal.

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TechnipFMC Proxy Statement 2023

Proposal 8 — Authority to Allot Equity Securities

What am I voting on?

The authorizations requested in Proposals 8 and 9 are required as a matter of English law, are customary for public limited companies incorporated under the laws of England and Wales, and are not otherwise required for other companies listed on the NYSE or organized within the United States.

Unlike most companies listed on the NYSE with perpetual authority to issue shares under their charter or articles of association, our authority to issue shares is limited by the Companies Act. As such, the authorizations in Proposals 8 and 9, if approved, will expire at the earlier of (a) the conclusion of our 2024 Annual Meeting or (b) the close of business on July 28, 2024, which is 15 months after this year’s Annual Meeting.

Approval of this proposal does not affect any shareholder approval requirements of the NYSE for share issuances, such as in connection with certain acquisitions or in connection with raising additional capital. The Company will continue to be subject to NYSE shareholder approval requirements.

Under the Companies Act, directors are, with certain exceptions, unable to allot, or issue, shares without being authorized either by the shareholders in a general meeting or by a company’s articles of association. Our directors’ existing authority to issue shares will expire on July 29, 2023, and the Company will not be able to issue shares after that date.

►	Proposal 8 authorizes our Board to issue a maximum number of equity securities (within the meaning of section 560 of the Companies Act), having an aggregate nominal value equal to the allotment amount, without further shareholder approval. In the absence of such approval, the issuance of any additional shares would require shareholder approval. Our Board would be authorized to issue:

(a)	up to one-third of our existing issued share capital with an aggregate nominal amount equal to $147,102,671 for general purposes; and

(b)	up to an additional one-third of our existing issued share capital with an aggregate nominal value of $147,102,671 for rights issues (i.e., shares issued pre-emptively to shareholders pro rata to their holdings in order to raise new capital for the Company).

►	Proposal 9 authorizes our Board to issue shares for cash pursuant to Proposal 8, up to a limit, without first offering them to existing shareholders pro rata to their existing holdings (i.e., “pre-emption rights”).

Unless previously renewed, revoked, or varied, the authority conferred by this Proposal 8 shall apply in substitution for all existing authorities under section 551 of the Companies Act and expire at the end of the next Annual Meeting (or, if earlier, until the close of business on July 28, 2024); provided, however, that, prior to such expiration, the Company may make offers or agreements that would or might require shares to be issued or rights to be granted after such expiration, and the Board may issue shares or grant rights to, subscribe for, or convert, any security into shares, in pursuance of any such offer or agreement as if the authorities conferred hereby had not expired.

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The text of the resolution is as follows:

“THAT the Board of Directors of the Company be and they are hereby and unconditionally authorized to exercise all the powers in the Company to allot shares in the Company and to grant rights to subscribe for or convert any security into shares in the Company:

a.	up to an aggregate nominal amount of $147,102,671; and

b	up to a further aggregate nominal amount of $147,102,671 provided such shares are equity securities (within the meaning of section 560 of the Companies Act) in connection with an offer by way of a rights issue:

►	to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

►	to holders of other equity securities as required by the rights of those securities or as the Board of Directors otherwise consider necessary,

and so that the Board may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter, such authorities to apply until the end of next year’s Annual Meeting (or, if earlier, until the close of business on July 28, 2024) but, in each case, during this period the Company may make offers and enter into agreements which would, or might, require shares to be allotted or rights to subscribe for or convert securities into shares to be granted after the authority ends and the Board may allot shares or grant rights to subscribe for or convert securities into shares under any such offer or agreement as if the authority had not ended.”

When does this authorization expire?

The authorizations in Proposals 8 and 9, if approved, will expire at the earlier of (a) the conclusion of our 2024 Annual Meeting or (b) the close of business on July 28, 2024, which is 15 months after this year’s Annual Meeting.

As is the case with many U.K. companies, Proposals 8 and 9 will be proposed each year as our Board believes occasions may arise from time to time when it would be beneficial for shares to be issued without shareholder approval and for shares to be issued for cash without making a pre-emptive offer.

How does the Board recommend that I vote?
The Board recommends that you vote “FOR” this proposal.

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Proposal 9 — Authority to Allot Equity Securities without Pre-emptive Rights

What am I voting on?

As noted above, the authorizations requested in Proposals 8 and 9 are required as a matter of English law, are customary for public limited companies incorporated under the laws of England and Wales, and are not otherwise required for other companies listed on the NYSE or organized within the United States.

The authorizations in Proposals 8 and 9, if approved, will expire at the earlier of (a) the conclusion of our 2024 Annual Meeting or (b) at the close of business on July 28, 2024 (i.e., 15 months after the Annual Meeting).

Approval of this proposal does not affect any shareholder approval requirements of the NYSE for share issuances, such as in connection with certain acquisitions or in connection with raising additional capital. The Company will continue to be subject to NYSE shareholder approval requirements.

Proposal 9 is proposed as a special resolution, requiring at least 75% of votes cast in favor to pass.

As a company governed by the Companies Act, if and when we raise capital through the issuance of equity securities for cash, we are required to first offer such equity securities to existing shareholders in proportion to their existing shareholdings (i.e., “pre-emption rights”) pursuant to section 561 of the Companies Act. The Companies Act permits shareholders to waive, or “disapply,” these pre-emption rights, which is the purpose of this Proposal 9. Absent the approval of this Proposal 9, our flexibility to issue shares, such as for satisfying equity awards under our Amended and Restated Incentive Award Plan, would be severely limited.

The Company proposes that, subject to the passing of the resolution included in Proposal 8, the Board be generally empowered to issue equity securities for cash, without pre-emption rights, pursuant to the authority conferred by this Proposal 9.

In line with guidelines issued by the Pre-Emption Group (the “Guidelines”), a group comprising representatives of U.K.-listed companies, investment institutions, and corporate finance practitioners to monitor the operation of the Guidelines, Proposal 9 would limit our Board’s authority to issue shares up to an aggregate nominal amount of $88,261,602, being 20% of the Company’s issued share capital without pre-emption rights (i.e., on terms that would be dilutive to existing shareholdings), as follows:

(i)	up to 10% of the Company’s issued ordinary share capital (as of March 6, 2023) on an unrestricted basis for general purposes, and

(ii)	up to a further 10% of the Company’s issued ordinary share capital (as of March 6, 2023) for use in connection with an acquisition or specified capital investment announced either contemporaneously with the issue or which has taken place in the preceding six-month period and is disclosed in the announcement of the issue. The authority to issue this additional 10% would not be used as a matter of routine, but only where the flexibility is merited by the nature of the transaction and is thought to be to the advantage of shareholders.

The Board has no current commitments or plans to issue additional shares of the Company under these authorities.

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The text of the resolution is as follows:

“THAT, subject to Proposal 8 passing, the Board be given power to allot equity securities (as defined in the Companies Act) under the authority given by that resolution and/or to sell equity securities held by the Company as treasury shares for cash as if Section 561 of the Companies Act did not apply to any such allotment or sale, such power to be limited to the allotment of sale:

a. in the case of allotments authorized by paragraph (a) of Proposal 8 (i) in connection with a pre-emptive offer, and (ii) other than in connection with a pre-emptive offer, up to an aggregate nominal amount of $88,261,602; and

b. in the case of the authority granted under paragraph (b) of Proposal 8, of the equity securities to be issued in connection with a rights issue,

such power to apply until the end of next year’s Annual Meeting (or, if earlier, until the close of business on July 28, 2024) but, in each case, during this period the Company may make offers, and enter into agreements, which would, or might, require equity securities to be allotted (and treasury shares to be sold) after the power ends and the Board may allot equity securities (and sell treasury shares) under any such offer or agreement as if the power had not ended.”

When does this authorization expire?

The authorizations in Proposals 8 and 9, if approved, will expire at the earlier of (a) the conclusion of our 2024 Annual Meeting or (b) the close of business on July 28, 2024, which is 15 months after this year’s Annual Meeting.

As is the case with many U.K. companies, Proposals 8 and 9 will be proposed each year as our Board believes occasions may arise from time to time when it would be beneficial for shares to be issued without shareholder approval and for shares to be issued for cash without making a pre-emptive offer.

How does the Board recommend that I vote?
The Board recommends that you vote “FOR” this proposal.

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Transactions with Related Persons

The Company’s ESG Committee considers questions of possible conflicts of interest for related persons and recommends to our Board the appropriate resolution of any conflict of interest or any related person transaction. In reviewing and approving any related person transactions, our ESG Committee follows procedures pursuant to which transactions are reviewed, approved, or ratified.

Under the SEC rules, “related persons” include any director, executive officer, director nominee, or greater than 5% shareholder of the Company, and their immediate family members. Our review procedures apply to any transaction in which:

(a)	the Company is a participant;

(b)	any related person has a direct or indirect material interest; and

(c)	the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K, as promulgated by the SEC.

The ESG Committee is responsible for reviewing and, where appropriate, approving or ratifying any related person transaction involving the Company or its subsidiaries and related persons. The ESG Committee approves only those transactions that are in our best interests and the best interests of our shareholders, and considers factors such as: (a) the benefit of the transaction to us and our shareholders; (b) any alternatives to the transaction; and (c) whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party.

In addition, our Governance Guidelines and Code of Business Conduct require directors and executive officers to disclose potential conflicts of interest, and directors must recuse themselves from discussing or voting on any issue for which they may have a conflict. Directors and executive officers also complete an annual questionnaire that contains questions regarding related person transactions.

Since the beginning of 2022, we have not been a participant in any transaction, or series of related transactions, whether in effect or proposed, in which any “related person” had, or will have, a direct or indirect material interest and in which the amount involved exceeded $120,000.

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Security Ownership of Certain Beneficial Owners
and Management

The following table shows, as of March 6, 2023, the number of our Ordinary Shares beneficially owned by each of our NEOs, directors, and all directors and executive officers as a group. No director or NEO beneficially owns more than 1% of our Ordinary Shares, as designated in the “Percent of Class” column in the table below. Unless otherwise indicated, the address of each person is Hadrian House, Wincomblee Road, Newcastle upon Tyne, NE6 3PL, United Kingdom.

Name	Shares[1]	Percent of Class[2]
Claire S. Farley	147,113[3]	*
Eleazar de Carvalho Filho	116,809[3]	*
Robert G. Gwin	0[3]	*
Jonathan Landes	62,125[4]	*
Victoria Lazar	0[4]	*
Alf Melin	66,355[4]	*
Peter Mellbye	103,597[3]	*
John O’Leary	106,204[3]	*
Margareth Øvrum	53,275[3]	*
Douglas J. Pferdehirt	3,272,041[4]	*
Kay G. Priestly	101,765[3]	*
Justin Rounce	450,676[4]	*
John Yearwood	86,147[3]	*
Sophie Zurquiyah	44,137[3]	*
All directors and executive officers as a group (18 persons)	4,698,893[5]	1.06%

*	Less than 1%

(1)	Inclusive of shares that vest on March 9, 2023 which are gross shares not netted for taxes.

(2)	The calculation of percentage of ownership of each listed beneficial owner is based on 441,308,014 Ordinary Shares outstanding on March 6, 2023.

(3)	Includes Ordinary Shares owned by the individual and Ordinary Shares subject to RSUs credited to individual accounts of non-employee directors under our incentive plan. As of March 6, 2023, the number of Ordinary Shares subject to RSUs credited to each non-employee director under the incentive plan was 22,208. The annual RSU grant vests after one year of service but is settled in Ordinary Shares on a date elected by the non-executive director that is either (a) after a period of one to ten years from the grant date or (b) upon their separation from Board service. RSUs granted prior to 2021 vested after one year of service and will be settled upon separation from Board service. Directors have no power to vote or dispose of shares underlying the RSUs until they are distributed. Until such distribution, these directors have an unsecured claim against us for such units.

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(4)	Includes: (i) Ordinary Shares owned by the individual; and (ii) Ordinary Shares subject to stock options that are exercisable within 60 days of March 6, 2023. Mr. Pferdehirt’s ownership includes 80,304 Ordinary Shares held by a family trust for the benefit of his children, and his spouse is trustee of the family trust. The Ordinary Shares included in item (ii), in the aggregate, amount to 2,221,190 Ordinary Shares for Mr. Pferdehirt, 52,595 Ordinary Shares for Mr. Melin, 369,390 Ordinary Shares for Mr. Rounce, 43,935 Ordinary Shares for Mr. Landes, and 0 Ordinary Shares for Ms. Lazar.

(5)	Includes, in the aggregate, stock options to purchase 1,087,848 Ordinary Shares that are currently exercisable by our NEOs and other executive officers.

The following table sets forth beneficial ownership information about persons or groups that own or have the right to acquire more than 5% of our Ordinary Shares, based on information contained in Schedules 13G or 13D filed with the SEC.

		Percent of
Name and Address of Beneficial Owner	Shares	Class[1]
T. Rowe Price Associates, Inc.	58,933,447[2]	13.4%
100 E. Pratt Street
Baltimore, MD 21202

FMR, LLC	42,290,758[3]	9.6%
245 Summer Street
Boston, MA 02210

T. Rowe Price Mid-Cap Value Fund, Inc.	25,656,726[4]	5.8%
100 E. Pratt Street
Baltimore, MD 21202

(1)	The calculation of percentage of ownership of each listed beneficial owner is based on 441,308,014 Ordinary Shares outstanding on March 6, 2023.

(2)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2023, T. Rowe Price Associates, Inc. has sole voting power over 21,945,617 Ordinary Shares and sole dispositive power over 58,933,447, Ordinary Shares.

(3)	Based solely on a Schedule 13G filed by FMR LLC and Abigail P. Johnson, a Director and the Chairman and the Chief Executive Officer of FMR LLC, with the SEC on February 9, 2023. FMR LLC has sole voting power with respect to 42,290,585 shares and sole dispositive power with respect to 42,290,758 shares. Ms. Johnson has sole dispositive power with respect to 42,290,758 shares.

(4)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2023, T. Rowe Price Mid-Cap Value Fund, Inc. have sole voting power over 25,656,726 Ordinary Shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our Ordinary Shares, to file reports of ownership and changes in ownership with the SEC and to provide us with copies of all such reports. Based solely upon a review of the forms filed and written representations provided by executive officers and directors, we believe that eight transactions required to be reported under Section 16(a) were not timely reported during the fiscal year ended December 31. 2022. Eight Form 4s required to be filed by Mses. Farley, Priestly, Øvrum, and Zurquiyah and Messrs. de Carvalho Filho, Mellbye, O’Leary, and Yearwood in 2022 relating to shares granted to our directors pursuant to our Directors’ Renumeration Policy were not timely filed, but were filed on April 1, 2022.

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Proposals for the 2024 Annual General Meeting of Shareholders

If a shareholder wishes to submit a proposal for possible inclusion in our 2024 Proxy Statement and form of proxy for our 2024 Annual Meeting, the notice must be in proper form, comply with Rule 14a-8 of the Exchange Act, and be received no later than November 18, 2023, at Hadrian House, Wincomblee Road, Newcastle upon Tyne, NE6 3PL, United Kingdom, Attention: Corporate Secretary.

Without prejudice to the rights of a shareholder of record under the Companies Act, if a shareholder wishes to submit a proposal at our 2024 Annual Meeting other than for inclusion in our 2024 Proxy Statement and form of proxy, our Articles require the shareholder to deliver written notice thereof, setting forth the information specified in our Articles, to the Corporate Secretary at our principal executive offices no earlier than December 30, 2023 and no later than January 29, 2024; provided, however, that the subject of the proposal must otherwise be a proper matter for shareholder action. In the event that the date of the annual meeting is more than 30 days before or more than 70 days after April 28, 2024, however, a shareholder must deliver notice no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of: (a) the 90th day prior to such annual meeting; or (b) the 10th day following the day on which we first make a public announcement of the date of such meeting. A copy of our Articles may be obtained by writing to Hadrian House, Wincomblee Road, Newcastle upon Tyne, NE6 3PL, United Kingdom, Attention: Corporate Secretary.

In addition to satisfying the foregoing requirements under our Articles, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 28, 2024.

Under sections 338 and 338A of the Companies Act, shareholders of record meeting the threshold requirements in those sections may require the Company to include: (i) a resolution in its notice of annual general meeting; or (ii) any matter (other than a proposed resolution) in the business to be dealt with at the 2024 Annual Meeting. Provided that the appropriate thresholds are met, notice of the resolution or matter must be received by the Company at Hadrian House, Wincomblee Road, Newcastle upon Tyne, NE6 3PL, United Kingdom, Attention: Corporate Secretary, at least six weeks prior to the date of the 2024 Annual Meeting or, if later, at the time notice of the annual general meeting is delivered to shareholders.

Please visit our website at www.technipfmc.com for any changes to our principal headquarters address.

In addition, under section 527 of the Companies Act, shareholders of record meeting the threshold requirements set out therein have the right, without expense, to require the Company to publish on its website a statement setting out any matter relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the Annual Meeting; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which the annual accounts and reports were laid. The business that may be dealt with at the Annual Meeting would include any statement that the Company has been required to publish in accordance with section 527 of the Companies Act.

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Shareholders Sharing an Address

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders who have the same address and last name and do not participate in electronic delivery of Proxy Materials will receive only one copy of our Proxy Materials, unless one or more of the shareholders at that address notifies us that they wish to continue receiving individual copies. Each shareholder will continue to receive a separate proxy card or voting instruction card. We believe this procedure provides greater convenience to our shareholders and reinforces the Company’s Foundational Belief of sustainability by reducing wasteful duplicate mailings, as well as printing and mailing costs and fees.

The Company will promptly deliver, upon written or oral request, individual copies of the Proxy Materials to any shareholder at the shared address to which single copies of those documents were delivered. If you would like to request separate copies of the Proxy Materials or do not wish to participate in householding in the future, please contact Broadridge Investor Communication Services (“Broadridge”), our proxy distributor, by calling toll-free 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently receiving multiple copies of our Proxy Materials and wish to receive only one copy for your household, please contact Broadridge at the same telephone number and address listed above.

A number of brokerage firms have instituted householding. If you hold your Ordinary Shares in street name, please contact your bank, broker, or other nominee to request information about householding.

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General Information about the Annual Meeting

What is the location of the Annual Meeting?

The Annual Meeting will be held on Friday, April 28, 2023 at 4:00 p.m., London time, at Hadrian House, Wincomblee Road, Newcastle upon Tyne, NE6 3PL, United Kingdom, or at such other time and place to which the Annual Meeting may be adjourned or postponed.

What is a proxy statement?

A proxy statement is a document that the rules and regulations of the United States, including those promulgated by the SEC, require the Company to provide to shareholders to ensure shareholders can make informed decisions about the matters to be voted on at the Annual Meeting.

What is a proxy?

A proxy is: (a) your legal designation to another person to vote the Ordinary Shares that you own; and (b) the term for such designee. If you delegate someone as your proxy in a written document, that document is called a proxy card.

How will the Company distribute Proxy Materials?

The Company utilizes the “Notice and Access” method of providing the Proxy Materials to shareholders. With “Notice and Access,” we are permitted to furnish Proxy Materials to our shareholders by providing access to such documents on the internet instead of mailing printed copies. Shareholders may receive our Proxy Materials in one of the following ways:

Notice and Access: Most shareholders will not receive printed copies of the Proxy Materials unless they request them. Instead, the Notice of Materials, which was mailed to most of our shareholders beginning on or about March 17, 2023, will instruct you on how to access and review all of the Proxy Materials at www.proxyvote.com. Such notice also instructs you on how you may submit your proxy on the internet. If you would like to receive a paper or email copy of our Proxy Materials, you should follow the instructions for requesting such materials in the Notice of Materials. Any request to receive Proxy Materials by mail or email will remain in effect until you revoke it. Shareholders who do not receive a Notice of Materials will receive a paper copy of the Proxy Materials by mail or an electronic copy of the Proxy Materials by email (see below).

►	Email Access to Proxy Materials: Shareholders who previously elected to receive notice of access to Proxy Materials via email will not receive the Notice of Materials in the mail. You should have received an email with links to the Proxy Materials and online proxy voting.

►	Paper Copy of Proxy Materials with Proxy Card: All shareholders of record and shareholders who previously requested paper copies of the Proxy Materials will not receive the Notice of Materials. Instead, such shareholders will continue to receive a paper copy of the Proxy Materials until a request is submitted to change delivery methods. You can eliminate all such paper mailings in the future by electing to receive an email that provides internet links to these documents. Opting to receive all future Proxy Materials online will conserve resources in producing and mailing documents to your home or business. To request electronic delivery, please follow the instructions on your proxy card or voting instruction card.

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Proxy Materials will also be made available on our website at www.technipfmc.com under the heading “Investors > Events and presentations > Shareholders’ meeting” as well as at www.proxyvote.com.

Where can I find governance documents related to the Company?

Our Governance Guidelines, our Code of Business Conduct (including our Core Values and Foundational Beliefs), the charters for our Audit Committee, Compensation and Talent Committee, and ESG Committee, and other corporate governance and sustainability information are available on our website at www.technipfmc.com under the heading “About us.” These materials are also available in print, free of charge, to any shareholder upon written request submitted to Hadrian House, Wincomblee Road, Newcastle upon Tyne, NE6 3PL, United Kingdom, Attention: Corporate Secretary. The information on our website is not a part of this Proxy Statement and is not incorporated into any of our filings made with the SEC.

Who is entitled to vote at the Annual Meeting?

You can vote at the Annual Meeting or any adjournment or postponement thereof if you are a shareholder of record or beneficial owner of our Ordinary Shares as of March 6, 2023 (the “Record Date”). In addition, provisions under the Companies Act allow shareholders of record as of 4:00 p.m., London time, on April 26, 2023, to vote at the Annual Meeting (the “CA Record Date”).

The March 6, 2023 Record Date is applicable to beneficial owners, as the CA Record Date only applies to shareholders of record. Please see the question below for an explanation of the difference between a shareholder of record and a beneficial owner. Unless otherwise restricted from voting in accordance with applicable law and/or the Articles, you will have one vote for each Ordinary Share per proposal. As of March 6, 2023, we had 441,308,014 Ordinary Shares outstanding and entitled to vote.

Any corporate or institutional shareholder may, by resolution of its articles or other governing body, authorize another person to act as its representative at the Annual Meeting, and such authorized person will (on production of a certified copy of such resolution at the Annual Meeting) be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it was an individual shareholder of the Company.

Any beneficial owner who would like to vote in person at the Annual Meeting must obtain a legal proxy from his or her bank, broker, or other nominee and present it to the inspector of elections, together with his or her voting card, at the Annual Meeting.

In the case of joint holders, the vote of the senior holder who submits a vote will be accepted to the exclusion of the vote of the other joint holders, with seniority determined by the order in which the names of the holders appear in the register of members of our transfer agent, Computershare Investor Services plc (“Computershare”).

A complete list of shareholders of record entitled to vote will be open to the examination of any shareholder for any purpose relevant to the Annual Meeting for a period of ten days prior to the Annual Meeting at our office at Hadrian House, Wincomblee Road, Newcastle upon Tyne, NE6 3PL, United Kingdom, during ordinary business hours. This list will also be available at the location of the Annual Meeting and open to the examination of any shareholder present at the Annual Meeting.

What is the difference between holding Ordinary Shares as a shareholder of record and as a beneficial owner?

As summarized below, there are some differences between Ordinary Shares held of record and those owned beneficially in street name.

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►	Shareholders of Record. If your Ordinary Shares are registered directly in your name on the register of members with Computershare, you are considered the shareholder of record with respect to those shares, and the Proxy Materials, including a proxy card, are being sent directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to us, to vote electronically, or to vote in person at the Annual Meeting.

►	Beneficial Owners. If your Ordinary Shares are held in a stock brokerage account, or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice of Materials or Proxy Materials are being forwarded to you by your bank, broker, or nominee through whom you hold the shares. Most of our shareholders hold their Ordinary Shares in this manner rather than directly in their own name. As the beneficial owner, you have the right to direct your bank, broker, or other nominee on how to vote your Ordinary Shares by following the instructions contained in the Notice of Materials or Proxy Materials. If you requested printed Proxy Materials, your bank, broker, or other nominee has enclosed a voting instruction card for you to use in directing the bank, broker, or other nominee regarding how to vote your Ordinary Shares.

Do I have to attend the Annual Meeting to vote?

No, attendance at the Annual Meeting is not required for shareholders to vote their Ordinary Shares. Please see “How do I vote?” below for the various voting methods available to shareholders.

Who can attend the Annual Meeting?

Each shareholder who attends the Annual Meeting will need to bring an admission ticket and provide valid photo identification, such as a driver’s license or passport.

To attend the Annual Meeting, you must have been: (a) a beneficial owner as of the Record Date; and/or (b) a shareholder of record as of 4:00 p.m., London time, on the CA Record Date. The March 6, 2023 Record Date applies to all beneficial owners, as the CA Record Date only applies to shareholders of record.

Admission tickets can be printed up to 11:59 p.m., New York time, on April 24, 2023, by accessing the Shareholder Meeting Registration link at www.proxyvote.com. You will need the 16-digit control number printed on your Notice of Materials, proxy card, or voting instruction form from your bank, broker, or other nominee.

If you are the representative of a corporate or institutional shareholder, you must present your company’s admission ticket, valid photo identification, and proof that you are the representative of such shareholder. Please see “Who is entitled to vote at the Annual Meeting?” above.

Procedures

Due to space constraints and other security considerations, we are not able to admit the guests of either shareholders or their legal proxy holders.

Arrive shortly after 3:00 p.m., London time, to ensure that you are seated by the commencement of the Annual Meeting at 4:00 p.m., London time.

Be prepared to comply with security requirements, which may include security guards searching all bags. No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted into the meeting or adjacent areas.

IF YOU DO NOT CONFIRM YOUR ATTENDANCE TO THE ANNUAL MEETING, APPLY FOR, AND PROVIDE AN ADMISSION TICKET, SHOW VALID PHOTO IDENTIFICATION, AND COMPLY WITH THE OTHER PROCEDURES OUTLINED ABOVE FOR ATTENDING THE ANNUAL MEETING, WE MAY BE UNABLE TO ADMIT YOU TO ATTEND THE ANNUAL MEETING ON SECURITY GROUNDS.

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How do I vote?

Your voting deadline will depend on how you hold your shares. Please vote your shares according to the deadline appearing on the front of your proxy card, as instructed on www.proxyvote.com, or as instructed by your bank, broker, or financial intermediary.

Shareholders of Record

If you are a shareholder of record, you may vote your Ordinary Shares in person at the Annual Meeting or appoint another person(s) as your proxy to vote on your behalf using any of the following methods:

►	by completing and signing the proxy card and returning it in the prepaid envelope provided;

►	by submission via the internet at www.proxyvote.com and following the instructions provided; or

►	by telephone, using the toll-free telephone number shown on the proxy card.

Please vote your shares no later than 11:59 p.m. New York time, on April 26, 2023.

The return of a completed proxy card, or the submission of proxy instructions via the internet or by telephone, will not prevent a shareholder of record from attending and voting at the Annual Meeting. If you have appointed a proxy and attend the Annual Meeting and vote in person, your proxy appointment will automatically be terminated.

If you properly give instructions as to your proxy appointment by executing and returning a paper proxy card, or through the internet or by telephone and your proxy appointment is not subsequently revoked, your Ordinary Shares will be voted in accordance with your instructions.

Please sign the proxy card exactly as your name appears on the card. If a shareholder of record is a corporation, limited liability company, or partnership, the proxy card should be signed in the full corporate, limited liability company, or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee, or guardian, please state the signatory’s full title and provide a certificate or other proof of appointment.

If you are a shareholder of record and you execute and return a proxy card but do not give instructions, your proxy will be voted “FOR” each of Proposals 1 through 9 and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.

Beneficial Owners holding through the NYSE

If you are a beneficial owner of Ordinary Shares traded on the NYSE, please follow the directions provided by your bank, broker, or other nominee. You may submit instructions by telephone or through the internet to your bank, broker, or other nominee, or request and return a paper voting instruction card to your bank, broker, or other nominee.

If you are a beneficial owner of Ordinary Shares traded on the NYSE and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, broker, or other nominee and present it to the inspector of elections together with your voting card at the Annual Meeting.

Employees Who Participate in the Legacy Technip U.K. Share Incentive Plan

If you are a current or former employee who participates in the legacy Technip U.K. Share Incentive Plan, you may instruct the plan trustee on how to vote on your behalf in relation to the number of Ordinary Shares equivalent to your interest as credited to your account on the Record Date. You will receive instructions on how to vote your Ordinary Shares from Equiniti Share Plan Trustees Limited, the plan administrator. Please note that you must submit your vote to Equiniti Share Plan Trustees Limited by 5:00 p.m., London time, on April 19, 2023 in order for the plan trustee to vote your Ordinary Shares.

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Can I change my vote?

Yes, you may change your vote prior to the Annual Meeting as follows:

Shareholders of Record

If you are a shareholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by:

►	entering a later-dated proxy by telephone or via the internet prior to 11:59 p.m., New York time, on April 26, 2023;

►	delivering a valid, later-dated proxy card that is received by Broadridge at least 24 hours prior to the start of the Annual Meeting;

►	sending written notice to the Company Secretary at the Company’s registered office that is received at least 24 hours prior to the start of the Annual Meeting; or

►	voting in person at the Annual Meeting.

Beneficial Owners

If you are a beneficial owner of Ordinary Shares, you may submit new voting instructions by contacting your bank, broker, or other nominee.

You may also vote in person at the Annual Meeting if you obtain a legal proxy, as described under “How do I vote?” above.

All Ordinary Shares that have been properly voted and not revoked will be counted in the votes at the Annual Meeting.

Attending the Annual Meeting without taking further action will not automatically revoke your prior vote of your proxy.

What should I do if I receive more than one proxy card?

If you own some Ordinary Shares directly in your name as a registered holder and other Ordinary Shares as a beneficial owner holding through a bank, broker, or other nominee, or if you own Ordinary Shares through more than one bank, broker, or other nominee, you may receive multiple proxy cards. It is necessary for you to fill in, sign, and return all of the proxy cards included in the Proxy Materials you receive in order to vote all the Ordinary Shares that you own.

How many votes must be present to hold the Annual Meeting?

A quorum of shareholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders who represent at least a majority of our outstanding Ordinary Shares entitled to vote at the Annual Meeting are present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

What if I have been nominated by a shareholder of record to have information rights under the Companies Act?

A copy of this Proxy Statement has been provided “for information purposes only” to persons who have been nominated by a shareholder of record to enjoy information rights in accordance with Section 146 of the Companies Act (a “Nominated Person”). A Nominated Person does not possess the same rights as a shareholder of record to appoint a proxy and cannot vote at the Annual Meeting, unless such Nominated Person has an agreement with the nominating shareholder of record to be appointed as a proxy for the meeting (or to have someone else appointed as a proxy).

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What is a broker non-vote?

If you own your Ordinary Shares through a bank, broker, or other nominee, and do not provide the organization that holds your Ordinary Shares with specific voting instructions, the bank, broker, or other nominee is generally permitted to vote your Ordinary Shares at its discretion on routine matters, but may not exercise discretion, and, therefore, will not vote, on non-routine matters. A broker non-vote occurs where a bank, broker, or other nominee holding Ordinary Shares on your behalf does not vote on a particular proposal because it has not received voting instructions from you and does not have discretionary voting power with respect to that proposal.

Proposals 4 through 7 are each considered a routine matter under the rules of the NYSE. A bank, broker, or other nominee may generally vote in their discretion on routine matters, and, therefore, no broker non-votes are expected to occur in connection with such proposals.

Proposals 1 through 3, 8 and 9 are matters considered non-routine under the rules of the NYSE. A bank, broker, or other nominee may not vote on these non-routine matters without specific voting instructions from the beneficial owner. As a result, there may be broker non-votes with respect to such proposals.

In summary, if you hold your Ordinary Shares in street name, your bank, broker, or other nominee will not have discretionary authority to vote your Ordinary Shares for Proposals 1 through 3, 8 and 9 if you do not provide instructions. As such, we strongly encourage you to exercise your right to vote as a shareholder.

What are the voting requirements to approve the resolutions?

In accordance with the Articles, all resolutions will be taken on a poll, which means that each Ordinary Share represented in person or by proxy is entitled to one vote for each proposal.

Proposals 1 through 8 will be proposed as ordinary resolutions, which means that each resolution requires the affirmative vote of the majority of the votes cast to be approved. Proposal 9, as a special resolution, requires the affirmative vote of 75% of the votes cast to be approved. Abstentions and broker non-votes will not be counted as a vote either for or against these resolutions.

With respect to Proposal 2 (regarding the 2022 Say-on-Pay Proposal for NEOs) and Proposal 3 (regarding the proposal for the 2022 Directors’ Remuneration Report), the results of the vote will not be legally binding on the Board or any committee thereof to take any action, or refrain from taking any action. However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome.

Who will pay the costs of this proxy solicitation?

The Company will pay the expenses of the preparation of Proxy Materials and the solicitation of proxies for the Annual Meeting. The Company has retained Morrow Sodali LLC to assist in the solicitation of proxies at a cost estimated to be $15,500, plus reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail, solicitation may be made on our behalf by certain directors, officers, or employees of the Company and its subsidiaries telephonically, electronically, or by any other means of communication. Directors, officers, and employees of the Company and its subsidiaries will receive no additional compensation for such solicitation. In accordance with the rules of the SEC and NYSE, the Company will also reimburse banks, brokers, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in forwarding Proxy Materials to beneficial owners of Ordinary Shares and obtaining the proxies of such owners. We have retained Broadridge to aid in the distribution of our Proxy Materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Broadridge a fee of approximately $14,500 and reimburse it for reasonable out-of-pocket fees and expenses.

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Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be checked by the inspector of elections and disclosed by way of an announcement via a Current Report on Form 8-K in the United States. The results of the votes on the resolutions at the Annual Meeting and any other information required by the Companies Act will be made available on the Company’s website (www.technipfmc.com) as soon as reasonably practicable after the Annual Meeting and for a period of two years thereafter.

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TechnipFMC Proxy Statement 2023

Appendix A — Reconciliation of Non-GAAP Measures

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we provide non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) below:

►	Income (loss) from continuing operations attributable to TechnipFMC plc, excluding charges and credits, as well as measures derived from it;

►	Income (loss) before net interest expense and taxes, excluding charges and credits (“Adjusted operating profit”) and Adjusted operating profit margin;

►	Depreciation and amortization, excluding charges and credits (“Adjusted depreciation and amortization”);

►	Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits (“Adjusted EBITDA”) and Adjusted EBITDA margin; and

►	Corporate expense excluding charges and credits.

Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate our operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

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Year Ended December 31, 2022
(in millions)	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net and Other	Total
Revenue	$5,461.2	$1,239.2	$—	$—	$6,700.4
Operating profit (loss), as reported (pre-tax)	$317.6	$58.3	$(104.7)	$(51.6)	$219.6
Charges and (credits):
Impairment and other charges	1.9	2.8	—	—	4.7
Restructuring and other charges	5.1	8.5	3.7	—	17.3
Loss from investment in Technip Energies	—	—	—	27.7	27.7
Subtotal	7.0	11.3	3.7	27.7	49.7
Adjusted Operating profit (loss)	324.6	69.6	(101.0)	(23.9)	269.3
Depreciation and amortization	304.3	70.0	2.9	—	377.2
Adjusted EBITDA	628.9	139.6	(98.1)	(23.9)	646.5
Foreign exchange, net	—	—	—	23.9	23.9
Adjusted EBITDA, excluding foreign exchange, net	$628.9	$139.6	$(98.1)	$—	$670.4
Operating profit margin, as reported	5.8%	4.7%			3.3%
Adjusted Operating profit margin	5.9%	5.6%			4.0%
Adjusted EBITDA margin	11.5%	11.3%			9.6%
Adjusted EBITDA margin, excluding foreign exchange, net	11.5%	11.3%			10.0%

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Year Ended December 31, 2021
(in millions)	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net and Other	Total
Revenue	$5,329.1	$1,074.4	$—	$—	$6,403.5
Operating loss, as reported (pre-tax)	$141.4	$42.0	$(118.1)	$338.0	$403.3
Charges and (credits):
Impairment and other charges*	80.9	1.9	3.0	—	85.8
Restructuring and other charges	19.8	5.7	2.6	—	28.1
Income from investment in Technip Energies	—	—	—	(322.2)	(322.2)
Subtotal	100.7	7.6	5.6	(322.2)	(208.3)
Adjusted Operating profit (loss)	242.1	49.6	(112.5)	15.8	195.0
Adjusted Depreciation and amortization	317.2	64.8	3.4	—	385.4
Adjusted EBITDA	559.3	114.4	(109.1)	15.8	580.4
Foreign exchange, net	—	—	—	(15.8)	(15.8)
Adjusted EBITDA, excluding foreign exchange, net	$559.3	$114.4	$(109.1)	$—	$564.6
Operating profit margin, as reported	2.7%	3.9%			6.3%
Adjusted Operating profit margin	4.5%	4.6%			3.0%
Adjusted EBITDA margin	10.5%	10.6%			9.1%
Adjusted EBITDA margin, excluding foreign exchange, net	10.5%	10.6%			8.8%

(1)	Includes $36.7 million impairment relating to our equity method investment.

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Year Ended December 31, 2020
(in millions)	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net and Other	Total
Revenue	$5,471.4	$1,059.2	$—	$—	$6,530.6
Operating loss, as reported (pre-tax)	$(2,815.5)	$(429.3)	$(131.9)	$(40.2)	$(3,416.9)
Charges and (credits):
Impairment and other charges	2,854.5	419.3	—	—	3,273.8
Restructuring and other charges	52.9	13.2	4.3	—	70.4
Direct COVID-19 expenses	50.1	7.7	—	—	57.8
Purchase price accounting adjustments	8.5	—	—	—	8.5
Subtotal	2,966.0	440.2	4.3	—	3,410.5
Adjusted operating profit (loss)	150.5	10.9	(127.6)	(40.2)	(6.4)
Adjusted depreciation and amortization	316.4	70.1	17.1	—	403.6
Adjusted EBITDA	466.9	81.0	(110.5)	(40.2)	397.2
Foreign exchange, net	—	—	—	40.2	40.2
Adjusted EBITDA, excluding foreign exchange, net	$466.9	$81.0	$(110.5)	$—	$437.4
Operating profit margin, as reported	(51.5)%	(40.5)%			(52.3)%
Adjusted operating profit margin	2.8%	1.0%			(0.1)%
Adjusted EBITDA margin	8.5%	7.6%			6.1%
Adjusted EBITDA margin, excluding foreign exchange, net	8.5%	7.6%			6.7%

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Free cash flow from continuing operations is defined as operating cash flows from continuing operations, less capital expenditures. The following table reconciles cash provided by operating activities from continuing operations, which is the most directly comparable financial measure determined in accordance with GAAP, to free cash flow (non-GAAP measure).

Year Ended December 31,
(in millions)	2022	2021	2020
Cash provided by operating activities from continuing operations	$352.1	$715.0	$772.4
Capital expenditures	(157.9)	(191.7)	(256.1)
Free cash flow from continuing operations	$194.2	$523.3	$516.3

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, on April 26, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, on April 26, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V01381-P84315 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TECHNIPFMC PLC

The Board of Directors recommends you vote FOR all Proposals.

	For	Against	Abstain
1. **Election of Directors** – To elect each of our nine director nominees for a term expiring at the Company's 2024 Annual General Meeting of Shareholders:			
1a. Douglas J. Pferdehirt	☐	☐	☐
1b. Claire S. Farley	☐	☐	☐
1c. Eleazar de Carvalho Filho	☐	☐	☐
1d. Robert G. Gwin	☐	☐	☐
1e. John O'Leary	☐	☐	☐
1f. Margareth Øvrum	☐	☐	☐
1g. Kay G. Priestly	☐	☐	☐
1h. John Yearwood	☐	☐	☐
1i. Sophie Zurquiyah	☐	☐	☐
2. **2022 U.S. Say-on-Pay for Named Executive Officers:** To approve, as a non-binding advisory resolution, the Company's named executive officer compensation for the year ended December 31, 2022, as reported in the Company's Proxy Statement	☐	☐	☐
3. **2022 U.K. Directors' Remuneration Report:** To approve, as a non-binding advisory resolution, the Company's directors' remuneration report for the year ended December 31, 2022, as reported in the Company's U.K. Annual Report and Accounts	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

TECHNIPFMC PLC
ANNUAL GENERAL MEETING OF SHAREHOLDERS
April 28, 2023, 4:00 P.M. LONDON TIME

V01382-P84315

Proxy

TechnipFMC plc

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

I/We being shareholders of TechnipFMC plc hereby appoint: Douglas J. Pferdehirt, Alf Melin, and Victoria Lazar, or any one of them

OR

Print the name of the person you are appointing if this person is someone other than the appointed proxyholders as my/our proxyholder, each with the power to appoint his or her substitute, and hereby authorize them to represent and vote, as designated on the reverse side of this ballot, all of the shares of TechnipFMC plc that I/we am/are entitled to vote at the 2023 Annual General Meeting of Shareholders, and any adjournment or postponement thereof, and, in their discretion, on all other matters that may properly come before such meeting.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the 2023 Annual General Meeting of Shareholders or any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1(a) through (i) and 2 through 9.

Voting Deadlines:

Your voting deadline will depend on where your shares are traded and/or how you hold your shares. Please vote your shares according to the deadline appearing on the reverse side of this proxy card, as instructed on www.proxyvote.com, or as instructed by your broker, bank, or financial intermediary.

If you hold shares traded on the New York Stock Exchange, please submit your vote by 11:59 PM, Eastern time, on April 26, 2023.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side